UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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Endologix, Inc.
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ENDOLOGIX, INC.
2 Musick
Irvine, California 92618
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 14, 2018
_________________________
To our Stockholders:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Endologix, Inc., a Delaware corporation. The annual meeting will be held on Thursday, June 14, 2018, at 8:00 a.m., Pacific Time, at 3910 Brickway Blvd., Santa Rosa, California 95403, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect one director nominee to serve as a Class II director for a three-year term expiring at the annual meeting of stockholders in 2021, and until his successor is duly elected and qualified;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this notice;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

4.
To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of our common stock by 35,000,000 shares, or from 135,000,000 shares to 170,000,000 shares;

5.
To approve amendments to our Endologix, Inc. 2015 Stock Incentive Plan to, among other things, increase the total number of shares of our common stock reserved for issuance under the plan by 500,000 shares, or from 9,800,000 shares to 10,300,000 shares;

6.	To approve the adoption of a stock option exchange program, as described in the proxy statement accompanying this notice; and

7.	To transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.

Only stockholders who held shares at the close of business on April 16, 2018 are entitled to notice of and to vote at the annual meeting, or any adjournment or postponement thereof.
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible to ensure your shares will be represented and voted at the annual meeting. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, and the response to the question entitled “How do I vote?” in the accompanying proxy statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card accompanying those materials.
Sincerely,

John McDermott
Chief Executive Officer
Irvine, California
April 30, 2018

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 30, 2018.

_________________
PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
_________________

GENERAL INFORMATION
The enclosed proxy is solicited on behalf of our board of directors for use at our 2018 Annual Meeting of Stockholders, or the annual meeting, to be held on June 14, 2018 at 8:00 a.m., Pacific Time, at 3910 Brickway Blvd., Santa Rosa, California 95403. Endologix, Inc. is sometimes referred to herein as “we”, “us”, “our” or our “Company.”
The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this proxy statement and the annual meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
When and where will the annual meeting be held?
You are invited to attend the annual meeting to be held on June 14, 2018 at 8:00 a.m., Pacific Time at 3910 Brickway Blvd., Santa Rosa, California 95403.
Why did I receive these proxy materials?
We are making these proxy materials available in connection with the solicitation by our board of directors of proxies to be voted at the annual meeting, and at any adjournment or postponement thereof. Your proxy is being solicited in connection with the annual meeting because you owned our common stock at the close of business on April 16, 2018, which is the record date for the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting.
You are invited to attend the annual meeting in person to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares as described in the Notice and in the response to the question entitled “How do I vote?” below.
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials?
Instead of mailing printed copies of our proxy materials to our stockholders, we have elected to provide access to them through the Internet under the SEC’s “notice and access” rules. Accordingly, on or about April 30, 2018, we mailed a Notice of Internet Availability of Proxy Materials, or the Notice, to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2017, each of which are available at www.proxyvote.com. The Notice also provides instructions on how to vote your shares through the Internet, by telephone, or by mail.
We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of the annual meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice or as described below.

Who may vote at the annual meeting?
Only stockholders of record as of the close of business on the record date, April 16, 2018, are entitled to vote at the annual meeting. As of the record date, there were 83,996,817 shares of our common stock outstanding and entitled to vote, held by 244 holders of record.
What is the quorum requirement for the annual meeting?
At least a majority of the outstanding shares of our common stock entitled to vote at the annual meeting must be present in person or represented by proxy in order to transact business at the annual meeting. This is referred to as a quorum. Abstentions and broker non-votes will be treated as shares present in person or represented by proxy at the annual meeting for purposes of determining whether or not a quorum exists. If there is no quorum, the chairman of the annual meeting, or the holders of a majority of shares present at the annual meeting in person or represented by proxy, will adjourn the annual meeting to a later date.
What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?
Stockholder of Record
If, on the record date, your shares were registered directly in your name with American Stock Transfer and Trust Company, or our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy through the Internet, by telephone or by mail as described in the Notice. Whether or not you plan to attend the annual meeting in person, we urge you to vote your shares by proxy to ensure that your vote is counted.
Beneficial Owner
If, on the record date, your shares were not registered directly in your name with our transfer agent, but instead were held in an account at a brokerage firm, bank, or other nominee, then you are a beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered to be the stockholder of record with respect to those shares. As a beneficial owner, you are entitled to give instructions to your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid legal proxy from your broker, bank, or other nominee. Whether or not you plan to attend the annual meeting, we urge you to vote your shares.
How many votes do I have?
You have one vote for each share of our common stock that you own as of the close of business on the record date. These shares include shares that (i) you hold directly, as a stockholder of record, and (ii) are held for you in "street name" through a broker, bank, or other nominee.
What proposals will be voted on at the annual meeting?
The proposals to be voted on at the annual meeting are as follows:

•
Proposal No. 1. Election to our board of directors of Guido J. Neels, the Class II nominee named in this proxy statement, for a term of three years expiring upon the 2021 annual meeting of stockholders, and until his successor is duly elected and qualified.

•	Proposal No. 2. Approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal No. 3. Ratification of the appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

•
Proposal No. 4. Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, or our Charter, to increase the total number of authorized shares of our common stock by 35,000,000 shares, or from 135,000,000 shares to 170,000,000 shares.

•
Proposal No. 5. Approval of amendments to our Endologix, Inc. 2015 Stock Incentive Plan, as amended, or our 2015 Plan, to, among other things, increase the total number of shares of our common stock reserved for issuance under the plan by 500,000 shares, or from 9,800,000 shares to 10,300,000 shares.

•	Proposal No. 6. Approval of the adoption of a stock option exchange program, or the Exchange Program, as described in this proxy statement.
We will also consider such other business as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted by our stockholders for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named on the accompanying proxy card will vote the shares they represent using their best judgment.

What are my voting options on each proposal?
You may vote on the proposals presented at the annual meeting as follows:

•	Proposal No. 1. You may either vote “FOR” the nominee for Class II director or you may “WITHHOLD” your vote for the nominee.

•	Proposal No. 2. You may cast an advisory vote “FOR” or “AGAINST” the compensation of our named executive officers as disclosed in this proxy statement, or you may abstain from voting.

•
Proposal No. 3. You may vote “FOR” or “AGAINST” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018, or you may abstain from voting.

•	Proposal No. 4. You may vote “FOR” or “AGAINST” the amendment to our Charter, or you may abstain from voting.

•	Proposal No. 5. You may vote “FOR” or “AGAINST” the amendment to our 2015 Plan, or you may abstain from voting.

•	Proposal No. 6. You may vote “FOR” or “AGAINST” the adoption of the Exchange Program, or you may abstain from voting.

How do I vote?
The procedures for voting are as follows:
Stockholder of Record
If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy through the Internet, by phone or by mail as described below. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. If you have already voted by proxy, you may still attend the annual meeting and vote in person, and your vote at the annual meeting will have the effect of revoking your proxy. Please see the response to the question entitled “Can I change my vote after submitting my proxy?” below for additional information.

•	Vote in Person. To vote in person, please attend the annual meeting and request a ballot when you arrive.

•
Vote by Internet. To vote through the Internet, go to www.proxyvote.com and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 13, 2018. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•
Vote by Phone. To vote by phone, call 1-800-690-6903 from any touch-tone telephone and follow the instructions. In order to cast your vote, you will be asked to provide the control number from the Notice. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 13, 2018. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•
Vote by Mail. To vote by mail using a proxy card, you must request to receive printed proxy materials by following the instructions included on the Notice. The proxy card will be provided with the printed proxy materials. Once received, simply complete, sign and date the proxy card and return it promptly in the envelope provided.

Beneficial Owner
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice or a proxy card and voting instructions with these proxy materials from that organization rather than from us. To vote your shares, simply follow the instructions provided to you. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other nominee.
What happens if I do not give specific voting instructions?

Stockholder of Record
If you are a stockholder of record and you indicate when transmitting your voting instructions by Internet or by telephone that you wish to vote as recommended by our board of directors, or you sign and return a proxy card by mail without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.
Beneficial Owner
Generally, if you are a beneficial owner of shares held in "street name", you are entitled to give instructions to that organization regarding how to vote your shares. If you do not provide voting instructions, your broker, bank or other nominee may still vote your shares with respect to matters that are considered to be “routine,” but may not vote your shares with respect to matters that are considered to be “non-routine.” If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization will inform the inspector of elections that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”
What proposals are considered “routine” or “non-routine”?
The election of directors (Proposal No. 1), the non-binding advisory vote on executive compensation (Proposal No. 2), the approval of an amendment to our Charter (Proposal No. 4), the approval of amendments to our 2015 Plan (Proposal No. 5), and the approval of the adoption of the Exchange Program (Proposal No. 6) are each considered “non-routine” matters under the applicable rules. A broker, bank or other nominee cannot vote your shares on these matters without voting instructions from you, and therefore broker non-votes may exist in connection with Proposal Nos. 1, 2, 4, 5 and 6.
The ratification of the appointment of KPMG (Proposal No. 3) is considered a “routine” matter under applicable rules, and your broker, bank or other nominee may vote your shares for Proposal No. 3 without receiving voting instructions from you.
How do you treat broker non-votes?
Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum. The election of directors (Proposal No. 1), the non-binding advisory vote on executive compensation (Proposal No. 2), the approval of amendments to our 2015 Plan (Proposal No. 5), and the approval of the adoption of the Exchange Program (Proposal No. 6) are considered “non-routine” matters and broker non-votes, if any, will not be counted as votes cast on these proposals and will not affect the outcome of the voting on these proposals. The approval of an amendment to our Charter (Proposal No. 4) is considered a “non-routine” matter and broker non-votes, if any, will count as votes against this proposal. The ratification of the appointment of KPMG (Proposal No. 3) is considered a “routine" matter, so we do not expect any broker non-votes in connection with this proposal.

What happens if I abstain from voting?

Share represented by proxies that reflect abstentions or withheld votes as to a particular proposal will be counted as present at the annual meeting for purposes of determining the presence of a quorum. Abstentions and withheld votes are generally treated as shares present in person or represented by proxy and entitled to vote at the annual meeting. We will treat abstentions as follows:

•
abstentions will be treated as not voting for purposes of a proposal, the approval of which is determined by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting, such as the election of directors (Proposal No. 1), and thus will not affect the outcome of the voting on such proposal; and

•
abstentions will have the same effect as votes against a proposal, the approval of which requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting (Proposal Nos. 2, 3, 5 and 6), or the approval of which requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the proposal at the annual meeting (Proposal No. 4).

What is the voting requirement to approve each of the proposals?

•
Proposal No. 1. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting, so the nominee for Class II director who receives the most “FOR” votes (among votes properly cast in person or represented by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the voting on the election of directors.

•
Proposal No. 2. The approval, on a non-binding advisory basis, of the compensation of our named executive officers, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not affect the outcome of the voting on this proposal.

•
Proposal No. 3. The approval of the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against this proposal. We do not expect any broker non-votes in connection with this proposal.

•
Proposal No. 4. The approval of an amendment to our Charter requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against this proposal. Broker non-votes will count as votes against this proposal.

•
Proposal No. 5. The approval of amendments to our 2015 Plan requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not affect the outcome of the voting on this proposal.

•
Proposal No. 6. The approval of the adoption of the Exchange Program requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not affect the outcome of the voting on this proposal.

What are our board of director’s voting recommendations?
Our board of directors recommends that you vote your shares as follows:

•	Proposal No. 1. “FOR” the nominee for Class II director.

•	Proposal No. 2. “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal No. 3. “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

•	Proposal No. 4. “FOR” approval of an amendment to our Charter, as described in this proxy statement.

•	Proposal No. 5. “FOR” approval of amendments to our 2015 Plan, as described in this proxy statement.

•	Proposal No. 6. “FOR” approval of the adoption of the Exchange Program, as described in this proxy statement.

How can I attend the annual meeting in person?
You must present a form of government-issued personal photo identification in order to be admitted to the annual meeting. If your shares are held in “street name,” you will also need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or a letter from your nominee are examples of acceptable proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.
Can I change my vote after submitting my proxy?
Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the annual meeting.
Stockholder of Record
If you are the stockholder of record, you may revoke your proxy in any one of four ways:

•	You may vote again by Internet or telephone at a later time (prior to the deadline for Internet or telephone voting).

•	You may submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Endologix, Inc. at 2 Musick, Irvine, California 92618, Attention: Corporate Secretary.

•	You may attend the annual meeting and vote in person. However, attending the annual meeting will not, by itself, revoke your proxy or change your vote.
Beneficial Owner
If your shares are held in “street name,” you may revoke your proxy by following the instructions provided to you by your broker, bank or other nominee.
Who is paying for the cost of this proxy solicitation?
We will bear the entire cost of this proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the Notice, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these proxy materials will be furnished to brokerage firms, banks or other nominees that hold shares of our common stock beneficially owned by others in the name of such organization, so that they may forward the proxy materials to such beneficial owners. We have retained Morrow & Sodali LLC, 470 East Ave, Stamford, Connecticut 06902, or Morrow, a proxy solicitation firm, to deliver solicitation materials to beneficial owners and to assist us in collecting proxies from such individuals. We expect to pay Morrow a fee of $7,500 for their solicitation services. We may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies may be supplemented by telephone, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.
I share an address with another stockholder, and we received only one paper copy of these proxy materials. How may I obtain an additional copy of these proxy materials?
SEC rules permit companies, brokers, banks and other nominees to deliver a single copy of the proxy materials to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy materials.
If you would like to opt out of this practice for future mailings and receive separate proxy materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain additional copies of our proxy materials without charge by contacting us at Endologix, Inc. 2 Musick, Irvine, California 92618, Attention: Corporate Secretary, or by telephone by calling (949) 595-7200.

Stockholders sharing an address that are receiving multiple copies of our proxy materials can request delivery of a single copy of our proxy materials by contacting their broker, bank or other nominee, or by contacting us as indicated above.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and will publish final results in a current report on Form 8-K that we expect to file with the SEC within four business days of the annual meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days of the annual meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 16, 2018, by each person, or group of affiliated persons, who are known to us to beneficially own more than five percent of the outstanding shares of our common stock.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares(3)
ArrowMark Colorado Holdings LLC(4)	9,890,106	11.8%
Entities affiliated with Brown Capital Management, LLC(5)	8,779,000	10.5%
Entities affiliated with Camber Capital Management LLC(6)	8,000,000	9.5%
Entities affiliated with Partner Fund Management, L.P.(7)	7,601,553	9.1%
Entities affiliated with The Vanguard Group, Inc.(8)	6,892,223	8.2%
Entities affiliated with Redmile Group, LLC(9)	5,928,101	7.1%
Entities affiliated with BlackRock, Inc.(10)	5,093,047	6.1%

(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 2 Musick, Irvine, CA 92618.

(2)
The number of shares of our common stock beneficially owned includes any shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of April 16, 2018, or within 60 days of such date.

(3)
Applicable percentages are based on 83,996,817 shares outstanding on April 16, 2018, plus the number of shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of April 16, 2018, or within 60 days of such date.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. ArrowMark Colorado Holdings LLC, or ArrowMark, reported sole voting and dispositive power with respect to 9,890,106 shares. The address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Brown Capital Management, LLC, or Brown Capital, reported beneficial ownership of 8,779,000 shares, including 4,189,227 shares beneficially owned by The Brown Capital Management Small Company Fund, which is managed by Brown Capital. Brown Capital reported sole voting power with respect to 5,479,247 shares, sole dispositive power with respect to 8,779,000 shares and no shared voting or dispositive power. The address of Brown Capital and its related entity is 1201 N. Calvert Street, Baltimore, MD 21202.

(6)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Camber Capital Management LLC and Stephen Dubois, or, collectively, Camber, reported shared voting and dispositive power with respect to 8,000,000 shares. The address of Camber is 101 Huntington Avenue, Suite 2101, Boston, MA 02199.

(7)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Partner Fund Management, L.P. and Partner Fund Management GP, LLC, or, collectively, Partner Fund, reported shared voting and dispositive power with respect to 7,509,909 shares, Partner Investment Management, L.P. and Partner Investment Management GP, LLC reported shared voting and dispositive power over 91,644 shares and Brian D. Grossman and Christopher M. James reported shared voting and dispositive power over 7,601,553 shares. The address of Partner Fund and its related entities is c/o Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.

(8)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. The Vanguard Group, Inc., or Vanguard, reported sole voting power with respect to 156,039 shares, shared voting power with respect to 3,600 shares, sole dispositive power with respect to 6,736,384 shares and shared dispositive power with respect to 155,839 shares. Includes shares beneficially owned by the following subsidiaries of Vanguard: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.. The address of Vanguard and its subsidiaries is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Redmile Group, LLC and Jeremy C. Green, or, collectively, Redmile, reported shared voting and dispositive power with respect to 5,928,101 shares. The address of Redmile is One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

(10)
Based solely on a Schedule 13G/A filed with the SEC on January 29, 2018. BlackRock, Inc., or BlackRock, reported sole voting power with respect to 4,947,917 shares, sole dispositive power with respect to 5,093,047 shares and no shared voting or dispositive power. Includes shares beneficially owned by the following subsidiaries of BlackRock: Blackrock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. The address of BlackRock and its subsidiaries is 55 East 52nd Street, New York, NY 10055.

BENEFICIAL OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock, as of April 16, 2018, by each of our directors, our director nominee, each of our named executive officers, and all of our current directors and executive officers as a group.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares(3)
Daniel Lemaitre(4)	192,921	*
Gregory D. Waller(5)	50,550	*
Thomas C. Wilder, III(6)	63,560	*
Guido J. Neels(7)	134,202	*
Thomas F. Zenty, III(5)	69,396	*
Leslie Norwalk(8)	40,238	*
Christopher G. Chavez(9)	364,886	*
John McDermott(10)	1,738,607	2.1%
Vaseem Mahboob(11)	239,175	*
Robert D. Mitchell(12)	280,060	*
John Onopchenko(13)	-	*
Michael V. Chobotov, Ph.D.(14)	232,851	*
All directors and executive officers as a group (14 persons)(15)	3,500,392	4.1%
* Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 2 Musick, Irvine, CA 92618.

(2)
The number of shares of our common stock beneficially owned includes any shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of April 16, 2018, or within 60 days of such date.

(3)
Applicable percentages are based on 83,996,817 shares outstanding on April 16, 2018, plus the number of shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of April 16, 2018, or within 60 days of such date.

(4)
Includes options to purchase 90,000 shares of our common stock that are exercisable within 60 days of April 16, 2018 and 34,232 unvested restricted stock units subject to vesting within 60 days of April 16, 2018.

(5)	Includes 22,822 unvested restricted stock units subject to vesting within 60 days of April 16, 2018.

(6)
Includes 28,238 shares held by Thomas & Catherine Wilder Family Trust. Also includes options to purchase 12,500 shares of our common stock that are exercisable within 60 days of April 16, 2018 and 22,822 unvested restricted stock units subject to vesting within 60 days of April 16, 2018.

(7)
Includes options to purchase 50,000 shares of our common stock that are exercisable within 60 days of April 16, 2018 and 22,822 unvested restricted stock units subject to vesting within 60 days of April 16, 2018.

(8)	Includes 26,075 unvested restricted stock units subject to vesting within 60 days of April 16, 2018.

(9)
Includes 65,640 shares held by Christopher G. Chavez Trustee of the Diana J. Chavez Irrevocable Trust and 65,640 shares held by Diana J. Chavez Trustee of the Christopher G. Chavez Family Irrevocable Trust. Also includes 22,822 unvested restricted stock units subject to vesting within 60 days of April 16, 2018.

(10)
Includes options to purchase 958,105 shares of our common stock that are exercisable within 60 days of April 16, 2018 and 16,057 unvested restricted stock units subject to vesting within 60 days of April 16, 2018. Mr. McDermott will be stepping down from his role as our Chief Executive Officer no later than June 30, 2018, but currently remains in that role while we seek a successor.

(11)	Includes options to purchase 186,074 shares of our common stock that are exercisable within 60 days of April 16, 2018.

(12)
Includes options to purchase 157,467 shares of our common stock that are exercisable within 60 days of April 16, 2018 and 6,021 unvested restricted stock units subject to vesting within 60 days of April 16, 2018. Mr. Mitchell retired from his role as our President effective December 30, 2017.

(13)	Mr. Onopchenko joined us as Chief Operating Officer effective October 30, 2017.

(14)	Includes options to purchase 129,903 shares of our common stock that are exercisable within 60 days of April 16, 2018.

(15)
Includes options to purchase 1,643,702 shares of our common stock that are exercisable within 60 days of April 16, 2018 and 227,495 unvested restricted stock units subject to vesting within 60 days of April 16, 2018.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Board Structure
Prior to the annual meeting, our board of directors consisted of eight authorized directors divided into three classes, with Class I having two directors, Class II having three directors and Class III having three directors. Effective as of the date of our annual meeting, our board of directors has authorized a decrease in our authorized directors from eight to seven, and has reduced the number of Class II directors from three to two (with one vacancy). Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. Each director is elected to serve until the expiration of his or her term and until his or her successor is duly elected and qualified.
Director Nominee
At the annual meeting, our stockholders are being asked to elect one director nominee. The director nominee will serve as a Class II director with his term expiring at the annual meeting of stockholders to be held in 2021, and until his successor is elected and duly qualified. In addition, Class II will include one vacancy as a result of the transition of John McDermott, whose term as a Class II director is expiring at the annual meeting. Mr. McDermott will be stepping down from his role as our Chief Executive Officer no later than June 30, 2018, but currently remains in that role while we seek a successor. We currently anticipate that when we appoint a new Chief Executive Officer, such person will be nominated by our board of directors to fill the vacancy in Class II left by Mr. McDermott’s transition, and our board of directors will concurrently increase our authorized directors from seven to eight.
The nominee for election as a Class II director at the annual meeting is Guido J. Neels, who currently serves as a director. Mr. Neels has served as a director since December 2010. Mr. Neels has indicated a willingness to continue to serve on our board of directors if elected. However, in the event that Mr. Neels is unable to or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the current board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in favor of the nominee listed above.
Corporate Governance Policy for Uncontested Election of Directors
In an uncontested election of directors, which is an election where the only nominees are those recommended by our board of directors, any director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election by stockholders present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors, which we refer to as a majority withheld vote, must tender a written offer to resign from the board of directors to the Chairman of the Board within five business days of the certification of the stockholder vote.
Our Nominating, Governance and Compliance Committee, or Governance Committee, will promptly consider the resignation offer and recommend to our board of directors whether to accept it. However, if each member of our Governance Committee receives a majority withheld vote at the same election, then the independent members of our board of directors who have not received a majority withheld vote will appoint a committee among themselves to consider the resignation offers and recommend to our board of directors whether to accept them. In considering whether to accept or reject the resignation offer, our Governance Committee will consider all factors deemed relevant, including the length of service and qualifications of the director, the director’s contributions to our Company, the director's ability to meet "independence" standards, and our best interests and those of our stockholders. To the extent one or more resignations is accepted by our board of directors, our Governance Committee will then recommend to our board of directors whether to fill such vacancy or vacancies or to reduce the size of our board of directors.
Our board of directors will act on our Governance Committee’s recommendation within 90 days following the certification of the stockholder vote, which may include acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the majority withheld vote, or rejection of the resignation offer. Our board of directors will disclose its decision whether to accept the director’s resignation offer in a current report on Form 8-K to be filed with the SEC.
Our board of directors believes this process enhances accountability to stockholders and responsiveness to stockholders’ votes, while allowing our board of directors appropriate discretion in considering whether a particular director’s resignation would be in our best interests and those of our stockholders.
Required Vote
Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting, so the nominee for Class II director who receives the most “FOR” votes (among votes properly cast in person or represented by proxy) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF GUIDO J. NEELS AS A DIRECTOR.
Information with Respect to Nominees and Directors
Set forth below for the nominee for election as a director, and for each of our other directors, is information regarding his or her age, position with us, the period he or she has served as a director, and the public company directorships held. With respect to each person, we have also provided the specific experience, qualifications, skills and attributes that led to the conclusion that such nominee or director should serve as a director.
Class II Director
(Nominee for Election to our Board of Directors for a Three-Year Term Expiring at the 2021 Annual Meeting)
Guido J. Neels, 69, has served on our board of directors since December 2010. Mr. Neels has served as a Managing Director at Essex Woodlands Health Ventures, Inc., or Essex Woodlands, a venture capital firm, since 2006. Prior to joining Essex Woodlands, Mr. Neels served in a variety of management positions at Guidant Corporation, a developer of cardiovascular medical products. Mr. Neels served as Guidant’s Chief Operating Officer, where he was responsible for the global operations of Guidant’s four operating units: Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions, from July 2004 until retiring in November 2005. Mr. Neels served as Guidant’s Group Chairman, Office of the President, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations, from December 2002 to July 2004. Mr. Neels was named Guidant’s President, Europe, Middle East, Africa and Canada in January 2000. Mr. Neels served as Guidant’s Vice President, Global Marketing, Vascular Intervention, from 1996 to 2000 and as Guidant’s General Manager, Germany and Central Europe, from 1994 to 1996. Mr. Neels served on the boards of directors of Biopure Corporation, a publicly-held medical device company, from 2005 to 2009, Lemaitre Vascular, Inc., a publicly-held medical device company, from 2006 to 2008, and Nellix, Inc., a privately-held medical device company, from 2006 until its acquisition by us in December 2010. Mr. Neels currently serves on the boards of directors of 480 Biomedical, Inc., Arsenal Medical, Inc., Bioventus LLC, and White Pine Medical, Inc., all privately-held medical device companies; and Entellus Medical, Inc. and Axotem, Inc, each a publicly-held medical device company. Mr. Neels also serves on the board of directors of Christel House International, and Armici Lovaniengis, each a non-profit organization. Mr. Neels holds a business engineering degree from the University of Leuven in Belgium and an M.B.A. from the Stanford University Graduate School of Business.
Mr. Neels was initially appointed to our board of directors pursuant to a board designation right granted to Essex Woodlands Health Ventures Fund VII, L.P., or Essex Woodlands Fund VII, an affiliate of Essex Woodlands, under a securities purchase agreement, dated as of October 27, 2010, as amended on December 9, 2010, between us and Essex Woodlands Fund VII.
As reflected in the biographical information summarized above, Mr. Neels has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief operating officer of a publicly-traded medical device company. In addition, Mr. Neels serves or has served on the boards of directors of several publicly-traded and privately-held medical device companies, including serving on the board of directors of Nellix, which we acquired in December 2010.
Class III Directors
(Directors Continuing in Office with a Term Expiring in 2019)
Gregory D. Waller, 68, has served on our board of directors since November 2003. Mr. Waller also serves on the boards of CHF Solutions & Arcadia Bioscience Corporation, both publicly traded companies, as Audit Committee Chairman. Mr. Waller is also member of the Corporate Governance Committee for CHF Solutions & Arcadia Bioscience Corporation. From March 2006 until April 2011, Mr. Waller was Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories. Previous to that, Mr. Waller has been in retirement except for board directorships. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller joined Ormco Corporation in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller also served on the board of directors and audit committee of Cardiogenesis Corporation, a publicly-traded company until its acquisition by Cryolife in 2011. Mr. Waller also served on the boards of directors of Alsius Corporation, a publicly-traded company, from June 2007 to September 2009 until its acquisition by Zoll, Biolase Technology, Inc., a publicly-traded company, from October 2009 to August 2010, Clarient, Inc., a publicly-traded company which was acquired by General Electric Company in December 2010, and SenoRx, Inc., a publicly-traded company which was acquired by C.R. Bard, Inc. in July 2010. Mr. Waller has an M.B.A. with a concentration in Accounting from California State University, Fullerton.
As reflected in the biographical information summarized above, Mr. Waller has extensive senior management experience in the medical device industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules and regulations, or the applicable SEC rules. Mr. Waller has served on numerous other boards of directors of publicly reporting companies, including as chairman of the Audit Committees of many of those healthcare companies.

Thomas C. Wilder, III, 54, has served on our board of directors since May 2010. Since August 2017, Mr. Wilder has served as Chief Executive Officer of Neuros Medical Inc., a neuromodulation company. Mr. Wilder served as the Chief Executive Officer of Sequent Medical, Inc., a company dedicated to the development of innovative catheter-based neurovascular technologies, from February 2010 to July 2016. Prior to joining Sequent Medical, Mr. Wilder served as a consultant to several medical device companies from May 2009 to February 2010. Mr. Wilder served as the President and Chief Executive Officer of Photothera, Inc. from April 2006 to April 2009. Prior to joining Photothera, Mr. Wilder served as President and Chief Executive Officer of Micro Therapeutics, Inc. (MTIX) from 2002 to January 2006. Prior to joining Micro Therapeutics, Mr. Wilder served as President of ev3 Neurovascular, following the merger of Micro Therapeutics, Inc. into ev3 Inc., from January 2006 to April 2006. Prior to joining Micro Therapeutics, Inc., Mr. Wilder served in positions of increasing responsibility at Medtronic, Inc. from 1991 to 2002, most recently as Vice President and General Manager of its endovascular stent grafts division. Prior to joining Medtronic, Inc., Mr. Wilder served in the Financial Statement Audit Practice of Price Waterhouse from 1986 to 1989. Mr. Wilder served on the board of directors of Benvenue Medical, Inc., a privately-held company, until April 2017. Mr. Wilder also serves on the board of directors of Penumbra, Inc., a publicly-held company. Mr. Wilder holds an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management and B.A. in Economics from Stanford University.
As reflected in the biographical information summarized above, Mr. Wilder has decades of experience in the medical device industry, including many senior management and leadership positions with numerous companies. In addition, Mr. Wilder has extensive financial expertise and operational experience with growth companies. These skills and this experience, as well as Mr. Wilder's extensive financial and accounting skills and experience qualify him to serve on our board of directors and as an “audit committee financial expert,” as such term is defined under applicable rules of the SEC, on our Audit Committee.
Thomas F. Zenty, III, 63, has served on our board of directors since May 2013. Mr. Zenty currently serves as the President and Chief Executive Officer of University Hospitals Health System, Inc., Cleveland, Ohio. Mr. Zenty held various executive positions with Cedars-Sinai Health System, St. Joseph’s Medical Center, a division of Dignity Health, Franciscan Health System of New Jersey and St. Mary Hospital, Connecticut from 1980 to 2003. Mr. Zenty is Chairman of the Board of Western Reserve Assurance Company, Ltd. SPC, a privately-held insurance company. Mr. Zenty previously served on the boards of directors of the American Hospital Association and Nationwide Financial Services, Inc. Mr. Zenty has held several academic positions with prestigious universities, including his current position as Adjunct Professor, Banking & Finance at Case Western Reserve University, and chaired The Coalition to Protect America's Health Care. Mr. Zenty holds an M.P.A. in Public Administration from New York University, a M.H.S.A. in Hospital Administration from Xavier University, and a B.A. in Health Planning from Pennsylvania State University.

As reflected in the biographical information summarized above, Mr. Zenty has extensive business, managerial, executive and leadership experience in the health care industry, having served in numerous senior management positions, including as chief executive officer and executive vice president at a leading hospital and health care system.
Class I Directors
(Directors Continuing in Office with a Term Expiring in 2020)
Daniel Lemaitre, 64, has served on our board of directors since December 2009 and has served as our Chairman since February 2017. Mr. Lemaitre served as our Lead Independent Director from March 2014 to February 2017, when our board appointed him as our Chairman. Mr. Lemaitre served as President and Chief Executive Officer of Direct Flow Medical, Inc., a privately-held medical device company, from May 2015 to November 2016.  Prior to joining Direct Flow Medical, Mr. Lemaitre served as Chief Executive Officer of White Pine Medical, Inc., a privately-held medical device company, from June 2009 to May 2015.  Prior to White Pine Medical, Mr. Lemaitre served as the President and Chief Executive Officer of CoreValve, a privately-held company focused on percutaneous aortic valve replacement, from April 2008 until its acquisition by Medtronic, Inc., a publicly-traded medical device company, in April 2009. From 2005 until March 2008, Mr. Lemaitre was a Senior Vice President at Medtronic, where he led the company’s strategic planning and corporate development. Prior to joining Medtronic, Mr. Lemaitre spent 28 years in the medical device field as an investment analyst. This included 18 years with SG Cowen, where he was a managing director and led the healthcare research team, and six years with Merrill Lynch. Mr. Lemaitre also serves on the board of directors of Globus Medical, Inc., a publicly-held manufacturer of spinal implants. Mr. Lemaitre holds a B.A. in Economics from Bethany College and an M.B.A. from Bowling Green State University.
As reflected in the biographical information summarized above, Mr. Lemaitre has extensive business, managerial, executive and leadership experience in the medical device industry, including having served as chief executive officer of a medical device company, and as senior vice president of one of the world’s leading medical technology companies. In addition, Mr. Lemaitre’s experience on the board of directors of a publicly-held medical device company brings to our board of directors a meaningful understanding of our business and industry and valuable skills related to strategic planning for a publicly-held company. These skills and this experience, as well as Mr. Lemaitre's extensive financial and accounting skills and experience qualify him to serve on our board of directors and as an “audit committee financial expert,” as such term is defined under applicable rules of the SEC, on our Audit Committee.
Leslie Norwalk, 52, has served on our board of directors since May 2015. Ms. Norwalk is an Operating Partner at Enhanced Equity Fund, L.P., a private equity firm, and also serves as an advisor to Warburg Pincus LLC, and Peloton Equity, both private equity firms. Ms. Norwalk served as a member of the board of directors of Volcano Corporation, a publicly-held medical device company acquired by Phillips USA in February 2015. Since 2007, Ms. Norwalk has served as a Strategic Advisor and Strategic Counsel to Epstein Becker & Green, P.C., a law firm, and two consulting agencies: EBG Advisors, Inc., and National Health Advisors. Previously, Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services, or CMS, where she managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, the survey and certification of health care facilities and other federal health care initiatives. For four years prior to that, Ms. Norwalk was the agency’s Deputy Administrator, responsible for the implementation of the changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, Ms. Norwalk practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel and the Office of the U.S. Trade Representative. Ms. Norwalk serves on the boards of directors of NuVasive, Inc. and Providence Service Corp., both publicly-held companies, and on the boards of directors of several privately-held companies, and as a member of the International Advisory Council at APCO Worldwide Inc. Ms. Norwalk earned a J.D. degree from the George Mason University School of Law and a bachelor’s degree, cum laude, in Economics and International Relations from Wellesley College.
As reflected in the biographical information summarized above, Ms. Norwalk has extensive and diverse experience in the health care industry and extensive knowledge of health care policy.
Board Leadership Structure
In February 2017, our board of directors, upon the recommendation of our Governance Committee, separated the offices of Chairman of the Board and Chief Executive Officer and appointed Daniel Lemaitre as Chairman of the Board. Our board of directors believes that this separation is appropriate for us at this time because it allows for a division of responsibilities that permits our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman of the Board to focus on leading our board of directors. It also allows for the sharing of ideas between individuals having different perspectives as a result of their different roles and responsibilities. Our Chief Executive Officer is primarily responsible for our operations and strategic direction. Our Chairman of the Board has an important responsibility to ensure effective and independent oversight of management and board decision-making. The Chairman of the Board coordinates the activities of the other non-employee directors, assists in facilitating communication between our board of directors and management, and performs other duties and functions as directed by our board of directors from time to time.
From March 2014 to February 2017, Mr. Lemaitre served as our Lead Independent Director pursuant to a lead independent director policy which was adopted by our board of directors in March 2014 upon the recommendation of our Governance Committee. Following the separation of the offices of Chairman of the Board and Chief Executive Officer, it is expected that the Lead Independent Director position will remain vacant until such time as the Chairman of the Board is not an independent director.
We currently anticipate that when we appoint a new Chief Executive Officer, such person will be nominated by our board of directors to fill the vacancy in Class II left by Mr. McDermott’s transition. However, we also expect that Mr. Lemaitre will continue to serve as Chairman of the Board following such nomination.
Our board of directors retains the authority to change the current board leadership structure, including by recombining the Chief Executive Officer and Chairman of the Board positions if it deems such a change to be appropriate in the future.
Board of Directors Involvement in Risk Oversight
Our board of directors oversees our risk management practices and strategies, taking an enterprise-wide approach to risk management that seeks to complement our organizational and strategic objectives, long-term performance and the overall enhancement of stockholder value. The approach of our board of directors to risk management includes developing a detailed understanding of the risks we face, analyzing them with the latest information available, and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size, stage of growth and financial condition.
While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors also have responsibilities for certain areas of risk management. Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation functions for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Our Audit Committee focuses on financial compliance risk by working closely with management and our independent registered public accounting firm. Our Compensation Committee, assesses risks related to our compensation programs. In setting performance targets for incentive compensation, our Compensation Committee seeks to balance the need to incentivize performance that will drive our future growth and success and the need to encourage an appropriate level of risk-taking. Our Governance Committee monitors our compliance with legal and regulatory requirements that affect our Company and works closely with our internal compliance officers and outside legal counsel to identify and assess key operational risks related to legal and regulatory compliance.
Director Independence
Our common stock is listed on The NASDAQ Global Select Market and we are subject to the NASDAQ continued listing requirements, or the NASDAQ Listing Rules. Our board of directors has affirmatively determined that all of the current members of our board of directors, other than Mr. McDermott, are “independent” as defined in the NASDAQ Listing Rules. To the extent our new Chief Executive Officer is appointed to our board of directors following Mr. McDermott’s transition, such person would not be “independent” as defined in the NASDAQ Listing Rules as a result of being our executive officer.
None of our independent directors have any transactions, relationships or arrangements not otherwise disclosed pursuant to the applicable SEC rules.
Meetings of our Board of Directors
Our board of directors met nine times during the year ended December 31, 2017. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which he or she served.

Committees of our Board of Directors
Our board of directors has an Audit Committee, a Compensation Committee and a Nominating, Governance and Compliance Committee. Our board of directors has affirmatively determined that each member of each of these committees meets the independence standards set forth in the applicable SEC rules and NASDAQ Listing Rules.
Each committee operates under a written charter adopted by our board of directors. Copies of the charters of all standing committees are available on the “Investor Relations” page on our website located at www.endologix.com.
Audit Committee
Our Audit Committee currently consists of Messrs. Waller (Chair), Lemaitre and Wilder. Our board of directors has determined that each member of our Audit Committee qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC rules, and satisfies the "financial sophistication" standard as that term is defined in the NASDAQ Listing Rules.
Our Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. Our Audit Committee has, among other things, the responsibility to:

•
review and discuss with management and our independent registered public accounting firm the content of our financial statements prior to filing our quarterly reports on Form 10-Q, and the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to our board of directors whether the audited financial statements should be included in our annual report on Form 10-K;

•
discuss with management any major issues as to the adequacy of our disclosure controls and procedures, and discuss with our independent registered public accounting firm and management our internal control over financial reporting that have come to our auditor’s attention during the conduct of the audit, and any special steps adopted in light of material control deficiencies;

•
establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, auditing or compliance matters; and

•	assist our board of directors in its oversight of our compliance with legal and regulatory requirements.
Our Audit Committee held four meetings during the year ended December 31, 2017. Our Audit Committee also meets separately with our independent registered public accounting firm and members of management.
Compensation Committee
Our Compensation Committee currently consists of Messrs. Neels (Chair), Chavez and Zenty. Our Compensation Committee is primarily responsible for discharging our board of director's responsibilities relating to compensation of our directors and executive officers. Our Compensation Committee held seven meetings during the year ended December 31, 2017.
Additional information regarding our Compensation Committee’s evaluation and approval of executive officer and director compensation is included under the heading “Role of Compensation Committee” below.
Nominating, Governance and Compliance Committee
Our Governance Committee currently consists of Ms. Norwalk (Chair) and Messrs. Lemaitre, Neels and Waller. Our Governance Committee has, among other things, the responsibility to:

•
assist our board of directors in identifying individuals qualified to become members of our board of directors, recommend director nominees for the next annual meeting of stockholders, and fill vacancies that may be created by the expansion of the number of directors of our board of directors and by resignation, retirement or other termination of incumbent members of our board of directors;

•	develop and recommend to our board of directors corporate governance guidelines and changes thereto;

•	lead our board of directors in its annual performance reviews;

•	recommend to our board of directors nominees for each committee of our board of directors; and

•
oversee our compliance efforts with respect to applicable legal and regulatory requirements and relevant internal policies and procedures (other than with respect to matters that relate to our financial statements, financial reporting processes and accounting functions, which are within the purview of our Audit Committee).

Our Governance Committee held four meetings during the year ended December 31, 2017.
Stock Ownership Policies
In May 2013, our board of directors, upon the recommendation of our Compensation Committee, adopted a stock ownership policy for members of our board of directors. Under the policy, our non-employee directors are required to hold a number of shares of our common stock equal to three times (3x) their base annual cash retainers, not including amounts received for service on committees. Incumbent non-employee directors have five years from the adoption of the policy, and new non-employee directors have five years from the date they are appointed to our board of directors, to reach the required ownership level.
To further align the interests of our management with those of our stockholders, in April 2014, our board of directors, upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our executive officers. Under the policy, our Chief Executive Officer is required to hold a number of shares of our common stock equal to three times (3x) his or her annual base salary and our other executive officers are required to hold a number of shares of our common stock equal to their annual base salaries. Our current executive officers have five years from the adoption of this policy, and new executive officers have five years from the date of their appointment as executive officers, to reach the required ownership levels.
For purposes of these stock ownership policies, “ownership” of our common stock includes: (i) shares acquired pursuant to open-market purchases, (ii) shares acquired upon the exercise of stock options, (iii) shares acquired under our Amended and Restated 2006 Employee Stock Purchase Plan, or the 2006 ESPP, (iv) shares obtained upon the settlement of restricted stock units, and (v) “in-the-money” vested stock options.
Evaluation of Director Nominees
In the case of an incumbent director whose term of office is set to expire, in evaluating the director nominee, our Governance Committee reviews the nominee's overall services to us during his or her term, including the level of participation, the quality of his or her performance, and the continued need for the director's qualifications and professional experiences as part of the overall composition of our board of directors.
In the case of new director nominees, our Governance Committee typically screens potential candidates, performs reference checks, prepares a biography for each candidate and conducts interviews. The members of our Governance Committee and our Chief Executive Officer interview candidates that meet the criteria described below, and our Governance Committee recommends nominees to our board of directors that it believes are best suited to serve the needs of our board of directors and our stockholders.
Our Governance Committee does not evaluate nominees for director any differently to the extent that a nominee is recommended by a stockholder. We typically do not pay fees to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
Our Governance Committee believes that all nominees for director must meet certain minimum qualifications, including having:

•	the highest character and integrity;

•	business or other experience that is of particular relevance to the medical device industry;

•	sufficient time available to devote to our Company; and

•	no conflicts of interest which would violate any applicable law or regulations or interfere with the proper performance of the responsibilities of a director.
We do not have a written policy with respect to diversity of the members of our board of directors. However, in considering nominees for service on our board of directors, our Governance Committee takes into consideration, in addition to the criteria summarized above, the diversity of professional experience, viewpoints and skills of the members of our board of directors. Examples of this include experience in the medical device industry, management experience, financial expertise, medical expertise, and educational background. Our Governance Committee and our board of directors believe that a diverse board leads to improved performance by encouraging new ideas, expanding the knowledge base available to management and other directors, and fostering a culture that promotes innovation and vigorous deliberation.

Stockholder Nominations of Directors
Our Governance Committee will consider stockholder recommendations for directors sent to our Nominating, Governance and Compliance Committee, c/o Corporate Secretary, Endologix, Inc., 2 Musick, Irvine, California 92618. Stockholder recommendations for directors must include: (i) the name and address of the stockholder recommending the person to be nominated and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of our stock, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, had the nominee been nominated, or intended to be nominated, by our board of directors, and (v) the consent of the recommended nominee to serve as a director if so elected. The stockholder must also state if the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person specified in the notice.
In accordance with our bylaws, the notice containing the nomination must be received by us not less than 90 days prior to the annual or special meeting of stockholders or, in the event less than 100 days’ notice or prior public disclosure of the date of the annual or special meeting has been given, no later than ten days after such notice has been given.
Communications with our Board of Directors
Stockholders can communicate with our board of directors, or with an individual director, by sending a written communication to: Endologix, Inc., 2 Musick, Irvine, California 92618, Attention: Corporate Secretary. All communications sent to this address will be delivered to the specific director(s) identified in the communication, or if no directors are identified the communication will be delivered to our Chairman of the Board.
Director Attendance at Annual Meetings
We do not have a policy with respect to director attendance at annual meetings of our stockholders. However, all directors attended our annual meeting in 2017.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics for our principal executive officer, principal financial officer and other senior financial officers. A copy of the Code of Conduct and Ethics is available on the “Compliance” page on our website located at www.endologix.com, and a copy may also be obtained by any person, without charge, upon written request delivered to: Endologix, Inc., 2 Musick, Irvine, California 92618, Attention: Corporate Secretary. We will disclose any amendment to, or waiver from, a provision of the Code of Conduct and Ethics by posting such information on our website.
Section 16 Beneficial Ownership Reporting Compliance
The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16 of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) copies of reports that we received from such persons relating to their transactions in our common stock during the year ended December 31, 2017 and/or (ii) written representations received from such persons that no other reports were required to be filed by them for that year, we believe that all Section 16 filing requirements were timely met during our most recent fiscal year, except that due to administrative errors Laura Nagel, Robert Mitchell, Shari O'Quinn and John McDermott each filed one late Form 4.
Compensation Committee Interlocks and Insider Participation
As of the date of this proxy statement, no member of our Compensation Committee is serving, and during the year ended December 31, 2017 no member of our Compensation Committee served, as an officer or employee of our Company or any of our subsidiaries. None of our executive officers is serving, and during the year ended December 31, 2017 none of our executive officers served, as a member of the compensation committee of any other entity that has one or more executive officers serving or having served as a member of the board of directors or Compensation Committee during the year ended December 31, 2017. None of our executive officers is serving, and during the year ended December 31, 2017 none of our executive officers served, as a member of the board of directors of any other entity that has one or more executive officers serving, or that has served, as a member of our Compensation Committee.

Arrangements with Directors or Executive Officers
Except as otherwise disclosed in this proxy statement, no arrangement or understanding exists between any of our directors or executive officers and any other person, pursuant to which any of them was selected as our director or executive officer.
Family Relationships
There are no family relationships among any of our directors, director nominees or executive officers.
No Legal Proceedings
There are no legal proceedings related to any of our directors, director nominees or executive officers which are required to be disclosed pursuant to applicable SEC rules.
Related Party Transactions
Our Audit Committee is responsible for identifying, reviewing and approving any proposed transaction with any related person. Currently, this review and approval requirement applies to any transaction to which we will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (i) any of our directors or executive officers, (ii) any director nominee, (iii) any security holder who is known to us to own five percent or more of our common stock, or (iv) any member of the immediate family of any of such persons. Our Audit Committee meets on a quarterly basis to review these related party transactions. At each such meeting, our Audit Committee members and KPMG have the opportunity to ask questions before our Audit Committee approves any transaction. Though this policy is not in writing, these procedures are evidenced through the minutes of our Audit Committee.
We have not entered into any transactions with related persons which are required to be disclosed pursuant to the applicable SEC rules, and no such transactions are currently contemplated.
EXECUTIVE OFFICERS
The following sets forth certain biographical information regarding our executive officers as of April 16, 2018.

Name	Age	Position(s)
John McDermott	58	Chief Executive Officer and Director
Vaseem Mahboob	48	Chief Financial Officer and Corporate Secretary
Michael V. Chobotov, Ph.D.	57	Chief Technology Officer
John Onopchenko	59	Chief Operating Officer
Matthew Thompson, M.D.	56	Chief Medical Officer
Jeremy Hayden	48	General Counsel
John McDermott joined us in May 2008 as President and Chief Executive Officer and currently serves as our Chief Executive Officer. Mr. McDermott will be stepping down from his role as our Chief Executive Officer no later than June 30, 2018, but currently remains in that role while we seek a successor. Mr. McDermott will continue to provide consulting support to us following his transition as our Chief Executive Officer. Prior to joining us, Mr. McDermott served as President of Bard Peripheral Vascular, a division of C.R. Bard, Inc., from 2002 to 2007. Previously, Mr. McDermott served as President of Global Sales for C.R. Bard’s vascular surgery and endovascular businesses. Prior to that, he served for four years as President of C.R. Bard’s division IMPRA, Inc., where he was responsible for global operations, including sales, marketing, research and development, manufacturing, and finance. Mr. McDermott served as Chief Financial Officer and later Vice President and Chief Operating Officer of IMPRA, Inc., prior to its acquisition by C.R. Bard, from 1990 to 1996. Mr. McDermott has 26 years of executive management, sales, marketing, and finance experience in the vascular device industry. He is an active leader within the vascular community and is currently on the board of directors of the International Society of Endovascular Specialists. Mr. McDermott holds a B.S. in Finance from Arizona State University and an M.B.A from Western International University.
Vaseem Mahboob joined us in October 2015 and serves as our Chief Financial Officer and Corporate Secretary. Prior to joining us, Mr. Mahboob served as a senior executive officer of several business segments within the General Electric Company, a publicly-held infrastructure and financial services company, for 17 years, with expertise across all areas of finance and accounting.

Mr. Mahboob served with General Electric Company's Healthcare division as Chief Financial Officer, Eastern and African Growth Markets, from January 2013 to September 2015, as Chief Financial Officer, Global Ultrasound Business, from November 2010 to December 2012, as Chief Financial Officer, Global Magnetic Resonance Business, from September 2006 to October 2010, and as Global Manufacturing Finance Manager of GE Advanced Materials from October 2004 to August 2006. Prior to that, Mr. Mahboob held several leadership positions within GE’s corporate audit staff. Mr. Mahboob currently sits on the board and is a member of the Audit Committee at INSYS Therapeutics (NASDAQ: INSY). Mr. Mahboob holds an M.B.A. in Financial Markets and Institutions & Information Systems from the State University of New York, Buffalo, New York and a B.Eng. in Computer Science from Bangalore University.
Michael V. Chobotov, Ph.D., joined us as our Chief Technology Officer in February 2016 following our merger with TriVascular. Dr. Chobotov co-founded TriVascular as President and Chief Executive Officer in 1998, and led its spin-off from Boston Scientific Corporation in 2008, serving as President and Chief Executive Officer until 2012. He served as Chief Technology Officer of TriVascular from 2012 to February 2016 and served as a member of TriVascular’s board of directors until April 2014. Prior to co-founding TriVascular in 1998, Dr. Chobotov co-founded TransMotive Technologies, an engineering and product development consulting company. Previously, Dr. Chobotov served as Senior Vice President of Research and Development and board member of U.S. Electricar, and Senior Systems Engineer at Hughes Space and Communications. He also led the design of the Lunar Prospector, which was subsequently implemented as the first NASA Discovery mission. Dr. Chobotov holds a Ph.D. in Mechanical Engineering, an M.S. in Mechanical Engineering and a B.S. in Engineering and Applied Science, each from the California Institute of Technology.
John Onopchenko joined us in October 2017 and serves as our Chief Operating Officer. Prior to joining us, Mr. Onopchenko served as Executive Vice President for Acutus Medical, Inc., a privately-held medical device company, from September 2016 to October 2017, where he was responsible for program management/product development, quality, marketing and sales. Prior to joining Acutus Medical, Mr. Onopchenko served as Senior Vice President and Head of Therapy Strategy for Koninklijke Philips Electronics NV, a publicly-traded technology company from March 2015 to September 2016. Prior to joining Philips, Mr. Onopchenko served as Executive Vice President, from April 2013 to November 2014, and Chief Operating Officer, from November 2014 to March 2015, of Volcano Corporation, a public-traded medical device company, where he was responsible for its peripheral and Axsuns business units, regulatory affairs, quality assurance, program management/product development, clinical affairs, and business development. Prior to his employment with Volcano, Mr. Onopchenko served on Volcano’s board of directors for 11 years and also served as founder and managing director of Synergy Life Sciences Partners, LLC, an early-stage medical device venture capital fund. Mr. Onopchenko held senior positions at Johnson & Johnson, a publicly-held medical device company, including serving as lead of medical device investments with Johnson & Johnson Development Corporation, and as Vice President of Worldwide Operations and Marketing for Advanced Sterilization Products, a Johnson & Johnson company, from 1996 to 2006.  Mr. Onopchenko has 30 years of executive leadership experience in the medical device industry. He holds an M.B.A. from the University of Chicago, Graduate School of Business and a B.S. from Ursinus College.

Matthew Thompson, M.D., joined us in December 2016 and serves as our as Chief Medical Officer. Prior to joining us, Dr. Thompson served as Professor of Vascular Surgery at St. George's University of London and St George's Vascular Institute. Dr. Thompson's awards include a Hunterian Professorship, the Moynihan traveling fellowship and the gold medal for the intercollegiate examination. Dr. Thompson is also the editor of the Oxford Textbook of Vascular Surgery and the Oxford Handbook of Vascular Surgery. He was Chair of the National Specialized Commissioning Clinical Reference Group for Vascular Services and is a founder of the British Society for Endovascular Therapy. Dr. Thompson is also a Council Member of the Vascular Society, Chairman of the Vascular Society Annual Scientific Meeting and elected President for 2018. Dr. Thompson trained at Cambridge University, St. Bartholomew's Hospital, the University of Leicester and Adelaide.

Jeremy Hayden joined us in August 2017 and serves as our General Counsel. Prior to joining us, Mr. Hayden served as General Counsel for Cytori Therapeutics, Inc., where he was responsible for all global legal, compliance and intellectual property activities. Prior to joining Cytori, Mr. Hayden served as Assistant General Counsel at Volcano Corporation, where he provided support to many of the key divisions at Volcano, had direct responsibility for all SEC filings, advertising and promotional reviews, and was responsible for international legal matters in Asia and Europe, including distribution agreements, partnerships and compliance. Prior to joining Volcano, Jeremy was a corporate and securities attorney with several international law firms, including Brobeck, Phleger & Harrison LLP, Sheppard Mullin Richter & Hampton LLP and McKenna Long & Aldridge LLP, where he provided counsel to medical device companies on venture capital, equity and debt financings, partnerships and corporate legal matters. Mr. Hayden holds a J.D. from University of Michigan Law School and a B.A. in Politics from Princeton University.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis explains the compensation arrangements for our named executive officers, which we refer to as NEOs for purposes of this section, and is intended to provide context for the decisions underlying the compensation paid to our NEOs in 2017. This Compensation Discussion and Analysis should be read together with the compensation tables and related disclosures set forth below. This discussion is divided into the following parts:

•	Executive Summary

•	Stockholder Engagement

•	Compensation Philosophy

•	Role of Compensation Committee

•	Compensation Consultant

•	Elements of 2017 Executive Compensation Program

•	Other Compensation-Related Topics

Executive Summary

Named Executive Officers

The following table sets forth our NEOs and the positions that they held in 2017:

NAME	POSITION
John McDermott	Chief Executive Officer (Expected to step down no later than June 30, 2018)
Vaseem Mahboob	Chief Financial Officer and Corporate Secretary
Robert D. Mitchell	Former President (Retired as of December 30, 2017)
Michael V. Chobotov, Ph.D.	Chief Technology Officer
John Onopchenko	Chief Operating Officer (Joined us on October 30, 2017)

Overview of 2017 Executive Compensation

Base Salary Guaranteed • Cash
Philosophy	Considerations	Performance Criteria
Attract and Retain Executives	• Balance the levels of guaranteed pay with at-risk pay to properly manage our compensation-related risk.	• No specific vesting conditions associated with payment.
2017 Cash Bonus Plan Awards At-Risk • Performance-Based • Cash
Philosophy	Considerations	Performance Criteria	2017 Pay for Performance
Pay for Performance Reward Achievement Align Interests with Stockholders Attract and Retain Executives	• Use threshold, target and maximum bonus payout levels to strike appropriate balance between compensation incentives and risks.
•  Target bonus is set as percentage of base salary for each NEO (no changes to target bonus percentages from 2016).

•  Actual bonus payout is based on achievement of certain corporate performance objectives and pre-determined MBOs.
• Only 25% of the corporate performance objective portion of the bonus opportunity was earned and 100% of the MBO portion of the bonus opportunity was earned.
2017 Performance-Based Restricted Stock Units (PSUs) At-Risk • Performance-Based • Equity
Philosophy	Considerations	Performance Criteria	2017 Pay for Performance
Pay for Performance Reward Achievement Align Interests with Stockholders	• Use threshold, target and maximum award levels to strike appropriate balance between compensation incentives and risks.	• Vest subject to achievement of a global sales goal for 2017	• The 2017 global sales threshold level was not achieved, so the awards were not earned and were forfeited.
2017 Time-Based Stock Options (Options) At-Risk • Time-Based (Long-Term Vesting) • Equity
Philosophy	Considerations	Vesting Provisions
Attract and Retain Executives Align Interests with Stockholders
•  The option will provide a return to an NEO only if the market price of our common stock appreciates over the option term.

•  Time-based vesting promotes retention of executives during this critical stage of our growth.

•  The options vest in equal monthly installments over 48 months, such that the options will become fully vested on the fourth anniversary of the grant date, subject to an NEO’s continued employment with us during that time.

2017 Retention and New Hire Awards At-Risk • Mix of Performance-Based and Time-Based • Equity
Philosophy	2017 Grants	Performance Criteria/ Vesting Provisions
Attract and Retain Executives Align Interests with Stockholders Pay for Performance Reward Achievement	• Vaseem Mahboob received a retention award of time-based RSU.
•  Awards vest as to 50% of the shares after 18 months, and as to the remaining shares on the third anniversary of the grant date, subject to Mr. Mahboob’s continued employment with us during that time.

• John Onopchenko received a new hire award of PSUs, pursuant to our 2017 Inducement Stock Incentive Plan.
•  Annual performance milestones are expected to be set for these awards. Regardless of whether the performance milestones are met, the shares will vest in full on the fourth anniversary of the grant date, subject to Mr. Onopchenko’s continued employment with us during that time.

• John Onopchenko received a new hire award of time-based stock options, pursuant to the 2017 Inducement Stock Incentive Plan
•  Awards vest as to 25% of the shares on the first anniversary of the grant date and in 36 equal monthly installments thereafter, subject to Mr. Onopchenko’s continued employment with us during that time.

2017 Executive Compensation Highlights
Our overarching executive compensation goals are to effectively align our compensation program design to our business strategy, and to attract and retain executives with the background and experience required to lead us forward and provide the best opportunity to achieve sustained growth and success. For 2017, we emphasized a strong pay-for-performance alignment by providing a significant portion of the overall compensation opportunity for our NEOs in the form of performance-based compensation, including performance-based cash bonuses and performance-based equity awards, each of which are correlated with the achievement of specific

Company and individual performance objectives. This performance-based compensation is designed to align the interests of our NEOs with those of our stockholders and encourage the achievement of performance goals that we believe are critical to our long-term growth. As described in this section, we believe our 2017 compensation program design was successful in striking the appropriate balance between achieving pay-for-performance alignment, and supporting retention during this critical stage of our growth. The specific components of our executive compensation program that we believe best highlight how we implemented our compensation philosophy and accomplished our compensation goals in 2017 are set forth below.
Significant Portion of Total Compensation is At-Risk

In furtherance of our pay-for-performance philosophy, the Compensation Committee, which we refer to as the Committee for purposes of this section, annually reviews both the amount of, and the mix between, guaranteed pay and at-risk pay for our executive officers and seeks to establish appropriate performance objectives for the at-risk pay so as to ensure our performance criteria align with our financial and operational objectives, are appropriately challenging to achieve, and mitigate our overall compensation-related risk.

A significant portion of an executive’s total compensation opportunity in 2017 was provided in the form of compensation that was at-risk rather than guaranteed. We offer certain standard compensation elements that provide guaranteed payments, such as base salary and limited employee benefits. However, our executive compensation mix in 2017 was weighted toward at-risk pay. In general, at-risk pay involves compensation awards that only vest or become payable subject to the achievement of specific performance conditions, or the value of which is correlated to our stock price (or a combination of both).
For 2017, our executive compensation program included the following components that were at risk:

•	Cash Bonus Plan Awards: Only vest upon the achievement of pre-determined Company performance objectives and individual management by objectives, or MBOs;

•
Performance-Based Restricted Stock Units (PSUs): Only vest upon the achievement of pre-determined Company performance objectives and fluctuate in value based on the market price of our common stock; and

•	Time-Based Stock Options (Options): Result in value to our NEOs only to the extent they remain in our employ and the market price of our common stock appreciates over the option term.

2017 Cash Bonus Plan Awards Paid Out Significantly Below Target
Our cash bonus program demonstrates our strong pay-for-performance alignment because the amount of cash bonus payout actually realized by our NEOs is determined based upon achievement relative to Company and individual performance objectives, which may result in no cash bonus payouts or payouts that are significantly lower than the target bonus amounts. The Committee believes choosing the right performance criteria for performance-based awards is critical for properly motivating our executives, aligning their interests with those of our stockholders and advancing our pay-for-performance philosophy. In particular, it is crucial that the performance criteria be reconsidered each year as our business strategy and market evolve to ensure they provide the appropriate barometer of our growth and success, and motivate the achievement of our objectives in line with how we currently view the business.

For 2017, 70% of the actual cash bonus opportunity was based on achievement of certain corporate financial and operational objectives, which we refer to as Corporate Performance Objectives, including global sales, gross margin and cash burn rate goals, or the Financial Objectives, as well as quality and risk management goals, or the Operational Objectives. After taking into account the achievement of the various Corporate Performance Objectives relative to the target amounts, only 25% of the target bonus that is tied to the Corporate Performance Objectives was achieved. Accordingly, the adoption of our 2017 cash bonus plan placed a significant portion of our NEO’s overall compensation opportunity at risk, and the failure to achieve the target levels of performance (and in some cases the threshold levels of performance) with respect to certain Corporate Performance Objectives resulted in significantly reduced bonus payouts to our NEOs compared to both the 2017 target bonus amounts and the actual bonus amounts paid in 2016.

See the section below entitled “2017 Cash Bonus Plan Awards” for additional information.

No NEOs Received Base Salary Increases in 2017
The Committee considered whether any base salary increases were warranted based on a review of peer group data, our NEOs contributions to the achievement of our financial and operational objectives, and overall Company performance. While it was determined that base salary increases would have been warranted based on the peer group review, our leadership team elected not to accept base salary increases in order to preserve financial resources. Accordingly, the Committee decided not to increase salaries for our NEOs from 2016 levels.
Company Did Not Achieve Performance Criteria for 2017 PSUs and the Awards Were Forfeited
Consistent with our pay-for-performance philosophy, we grant equity awards that vest subject to the achievement of pre-determined Company performance objectives that the Committee believes are important for our long-term growth and success, which awards vest based on the level of achievement as compared to the performance objective and are subject to forfeiture if the threshold level of performance is not achieved. Similar to the process for establishing performance objectives for the cash bonus program, the Committee acknowledges that it must choose the right performance criteria for the equity awards to ensure they provide the appropriate incentives and motivate achievement of important financial and strategic objectives.

The Committee selected a global sales goal as the performance criterion for the PSUs because the Committee believes global sales is an important indicator of our future growth and profitability. The PSUs were designed to vest based upon the Company’s achievement relative to a target global sales amount for 2017, but provided that no vesting would occur if the Company did not achieve a threshold performance level. Since the 2017 global sales threshold level was not achieved, the awards were not earned and were forfeited. Accordingly, the issuance of PSUs in 2017 placed a significant portion of our NEO’s overall compensation opportunity at risk, and the failure to achieve the threshold level of performance with respect to the performance criteria resulted in no value to our NEOs.

See the section below entitled “2017 Performance-Based Restricted Stock Units” for additional information.

Time-Based Stock Options Require Long-Term Vesting to Promote Retention

Our executive compensation program is designed to balance the need to incentivize executives to focus on building long-term value for stockholders, while at the same time acknowledging it is imperative to retain our executives, particularly in this critical stage of our growth and at a time when our stock price has been volatile. Issuing a portion on our annual equity awards in the form of options with time-based vesting serves to accomplish both of these goals. Options inherently contain a performance component because the awards are granted with an exercise price equal to fair market value on the grant date and only have value to the recipient to the extent the value of our common stock increases during the option term. In addition, time-based awards promote executive retention because they vest over a long-term service period and are not directly correlated with Company performance milestones, which may not be achieved despite the expenditure of significant effort by the executive. For 2017, we issued time-based options to our NEOs that vest in equal monthly installments over 48 months, such that the options will become fully vested on the fourth anniversary of the grant date, subject to an NEO’s continued employment with us during that time.

Amendments to Our 2015 Plan
As discussed in Proposal 5 of this proxy statement, our board of directors has approved changes to our 2015 Plan to adopt several important elements that we believe reflect our commitment to sound governance practices and further limit our compensation-related risks. We intend to amend our 2015 Plan to do the following:

•
Minimum Vesting Requirement: Impose a minimum vesting period of at least 12 months for awards granted under our 2015 Plan following the date on which the amendment is adopted, subject to certain limitations. This vesting condition requires that the participant receiving the grant remain employed by us for at least 12 months before being able to realize any value from his or her equity award, thus further promoting retention.

•
No Dividends on Unvested Awards: Eliminate our ability to provide for the payment of dividends on unvested shares of our common stock that are subject to outstanding awards granted under our 2015 Plan.

•
Clawback Policy: Reference the adoption of our Clawback Policy, and allow for the inclusion of other clawback, recovery or recoupment provisions in the relevant award agreements, including a reacquisition right upon the occurrence of certain events.

Clawback Policy

Though the SEC has not yet finalized rules implementing the requirement for adoption of a clawback policy as contemplated by the Dodd-Frank Act, we have voluntarily adopted a Clawback Policy which we believe reinforces our pay-for-performance philosophy and contributes to a Company culture that emphasizes integrity and accountability in financial reporting.

Pursuant to our Clawback Policy, in the event we are required to prepare an accounting restatement of our financial statements as a result of our material noncompliance with any financial reporting requirement under the federal securities laws, our board of directors will require reimbursement or forfeiture of any excess performance-based cash or equity incentive compensation received by any of our executive officers during the three completed fiscal years immediately preceding the date on which we are required to prepare the accounting restatement. Our Clawback Policy applies all incentive compensation granted to covered employees after the date on which the policy was adopted.

Stockholder Engagement

We are committed to enhancing and expanding our stockholder outreach efforts, including by proactively soliciting and incorporating stockholder feedback on the design and effectiveness of our executive compensation program. This perspective is motivated, in part, by the results of our “Say-on-Pay” vote at our 2017 annual meeting, at which our stockholders did not approve, by advisory vote, the compensation of our NEOs for 2016, which was an unexpected change as compared to our high approval rates in prior years. We have consistently engaged in meaningful stockholder engagement efforts over the last several years, although the results of the “Say-on-Pay” vote in 2017 caused our management team to acknowledge an even greater need for stockholder engagement as a means to engage in dialogue with and seek feedback from stockholders, offer our perspective on and rationale for making certain compensation decisions, and improve overall stockholder support for our executive compensation program and governance practices generally.

Accordingly, in mid-2017, we held meetings with a number of our largest investors that collectively held more than 60% of our shares at that time, to discuss their views and concerns regarding our compensation program. John McDermott, our Chief Executive Officer, our CEO, and Vaseem Mahboob, our CFO, led our stockholder engagement efforts, and attended meetings with portfolio managers, analysts and compliance personnel at our largest investors. The specific purpose of the meetings was to understand their perspectives regarding our compensation program and solicit specific feedback on current and potential design elements and practices.

During these conversations, we took the opportunity to review our business strategies and performance, and to discuss our corporate governance initiatives. We also provided responses to specific concerns raised by proxy advisory groups, greater detail as to why those groups found certain aspects of our compensation program unfavorable, and perspective regarding our plans for improvement, including the adoption of certain initiatives described in this proxy statement. We gave our investors an opportunity to ask questions, and answered specific questions regarding our management and ongoing business and strategic concerns. We also responded to investor questions regarding our decision-making process with respect to executive compensation, including discussion of the role of our independent compensation consultant in making recommendations to the Committee, the Committee’s determination of our peer group, and how and why certain decisions were made. In response to feedback from our stockholders during our outreach efforts, we have made a number of significant changes to our executive compensation program, including our heightened focus on a pay-for-performance philosophy and the proposed amendments to our 2015 Plan.

The Committee believes that ongoing, transparent communication with our stockholders is critical to our long-term success, and that the feedback received through our stockholder engagement efforts will continue to contribute to the evolution and enhancement of our executive compensation program. The Committee considers stockholder engagement to be an important part of its decision-making process and plans to continue proactive outreach efforts to our top investors during the coming months, and to work to integrate that feedback into its compensation decisions going forward.

Compensation Philosophy

We strive to establish compensation policies and programs that will effectively align our compensation program design to our business strategy, while attracting and retaining executives with the talent necessary to lead our Company. We also seek to strengthen the mutuality of interests between our executives and our stockholders in order to motivate our executives to maximize stockholder value. Finally, we emphasize a strong pay-for-performance alignment by providing a significant portion of the overall compensation opportunity in the form of performance-based compensation that is at-risk.

Primary Goals of our Compensation Program
The primary goals of our executive compensation policies and programs are as follows:

GOAL	HOW OUR PROGRAM ACHIEVES THAT GOAL
Attract and Retain Executives
•  Attract executives who have the background and experience required to lead us forward and provide the best opportunity to achieve sustained growth and success.

•  Retain our knowledgeable and talented executives by offering compensation that is competitive among our peer group companies and our industry generally.

Pay-for-Performance
•  Offer a significant portion of the total compensation opportunity in the form of performance-based compensation that is at-risk instead of guaranteed.

•  Ensure performance-based compensation is directly correlated with the achievement of pre-established Company financial and operational objectives that the Committee believes are important to our long-term success.

Reward Achievement
•  Provide meaningful incentives for achieving Company financial and operational objectives that the Committee believes are important for achieving our strategic objectives.

•  Effectively align our compensation program design to our business strategy.

Align Interests with Stockholders
•  Align the interests of our executives with those of our stockholders by tying a significant portion of compensation to performance objectives which the Committee believes are likely to result in the creation of long-term stockholder value.

•  Ensure that a portion of the total compensation is directly correlated to total stockholder return by issuing awards that increase in value as our stock price increases.

Governance Practices that Strengthen our Compensation Philosophy

Our executive compensation program has significant governance components that we believe further strengthen our compensation philosophy and reduce compensation-related risk, including as follows:

COMPENSATION PRACTICE	WHAT WE DO
Independent Directors	• All of the members of our board of directors, other than our CEO, are independent directors under the applicable NASDAQ Listing Rules and applicable SEC rules.
Independent Compensation Committee	• The Committee consists entirely of independent directors.
Independent Compensation Consultant
•  The Committee has retained an independent compensation consultant that assists the Committee in gathering competitive pay data, selecting our peer group, and structuring our executive compensation program. The decision to engage the consultant was made by the Committee and the consultant reports directly to the Committee.

Compensation Risk Assessment	• The Committee performs an annual review of its charter and the risks related to our compensation practices. See the section entitled “Compensation Risk Considerations” for additional information.
Frequency of “Say on Pay” Vote	• We ask stockholders to provide an advisory vote on our pay practices on an annual basis, and the Committee considers the outcome of the vote when establishing our executive compensation program.
Stock Ownership Policies
•  We have adopted stock ownership policies for our executive officers and non-employee directors, which are reviewed annually. See the section entitled “Stock Ownership Policies” for additional information.

Clawback Policy	• We recently adopted a Clawback Policy related to our cash and equity incentive awards granted to executive officers after the policy was adopted.
No Dividends on Unvested Equity Awards	• We intend to amend our 2015 Plan to eliminate our ability to provide for the payment of dividends on unvested equity awards.
Minimum Vesting Requirements	• We intend to amend our 2015 Plan to impose minimum vesting requirements on the awards we issue under the plan, subject to certain limitations.
No Repricing of Awards	• Our 2015 Plan explicitly prohibits repricing outstanding options without majority stockholder consent.
No Hedging	• Our Insider Trading Policy specifically prohibits transactions that create a hedge against fluctuations in the market price of our common stock.
No Pledging	• Our Insider Trading Policy specifically prohibits pledging our shares as collateral and other similar practices, such as purchasing our shares on margin and holding our shares in a margin account.
No Severance Tax Gross-Ups	• Our change in control and severance arrangements do not provide for excise tax gross-up payments.

Role of Compensation Committee

The Committee has the overall responsibility for reviewing, approving and evaluating our executive compensation policies and programs. In particular, the Committee is responsible for approving the compensation and benefits paid to our directors and executive officers, and for administering our equity compensation plans and the awards granted under our plans. In discharging its responsibility to ensure that our executive compensation program is effectively designed in light of our compensation philosophy, the Committee regularly assesses each element of our compensation policies and considers changes to our compensation program. The Committee, which is comprised solely of independent directors under the applicable SEC rules and NASDAQ Listing Rules, reviews and approves all elements of compensation for our NEOs and other executive officers.

Compensation Consultant

The Committee receives assessments and advice regarding our compensation policies and programs from Radford, a third-party compensation consultant. Radford provides information on competitive pay practices and trends in our industry, and makes recommendations regarding the formulation of our peer group, as well as the design and structure of our compensation program. While we are not obligated to retain an independent compensation consultant, the Committee believes that the use of an independent compensation consultant provides additional assurance that our executive compensation program is competitive, is consistent with our objectives and pay practices in our industry generally, and is reflective of our compensation philosophy.

In accordance with applicable SEC rules, when selecting Radford, the Committee assessed Radford’s independence, taking into consideration the following factors: (i) the provision of other services to the Company by Radford, (ii) the amount of fees received from us by Radford, as a percentage of Radford’s total revenue, (iii) Radford’s policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationship of the individual compensation consultants or Radford with any member of the Committee or any of our executive officers and (v) any ownership of our common stock by the individual compensation consultants. Furthermore, Radford does not provide any additional services to us or our management, other than the services that are provided to the Committee in Radford’s capacity as our compensation consultant. Following the consideration of these factors, and such additional factors as the Committee deemed appropriate under the circumstances, the Committee made an affirmative determination that Radford’s services did not create any conflict of interest and that Radford is independent, and unanimously approved the engagement of Radford.

The decision to engage Radford was made by the Committee, and Radford reports directly to the Committee. The Committee has the authority to direct, terminate or continue Radford’s services. While members of our management regularly communicate with representatives of Radford, our management did not recommend the engagement of Radford and does not direct or oversee the retention or activities of Radford with respect to our executive compensation program.

The Committee principally engages Radford for the purpose of recommending and evaluating a set of peer group companies, compiling competitive market data from our peer group and our industry generally, and assessing the compensation program for our executives as compared to those of our peer group. The Committee meets regularly with Radford throughout the year, carefully reviews and assesses the materials provided by Radford, and engages in thorough deliberations with Radford and management regarding our compensation program and potential changes.

Peer Group

Each year, Radford compiles a list of medical device companies that are generally similar to our Company based upon a number of metrics, including revenue, market capitalization, number of employees, industry focus and competition for executive talent. As part of the peer review process, Radford carefully examines both the individual comparison metrics and the specific proposed peer group companies to ensure alignment with our current size and profile. The Committee reviews the proposed list of peer group companies and, following discussion with Radford and management, approves the set of peer group companies

For 2017, the primary change to our peer group as compared to 2016 resulted from taking into account our lower market capitalization, which resulted from the decline in the trading price of our common stock during the year. Our peer group for 2017 consisted of the following 17 companies:

PEER GROUP FOR 2017
• Abaxis	• Glaukos
• Accuray	• Intersect ENT
• AngioDynamics	• iRhythm Technologies
• AtriCure	• LeMaitre Vascular
• Atrion	• Natus Medical
• Cardiovascular Systems	• Orthofix International N.V.
• CryoLife	• Penumbra
• Entellus Medical	• STAAR Surgical
• Exactech

Use of Peer Group in Setting Executive Compensation

In 2017, the Committee engaged Radford to gather and analyze compensation information from our peer group and other competitive market data to assist it in assessing our executive compensation program.  For comparison purposes, Radford presents a summary of the peer group data in a manner that reflects compensation paid, both on an aggregate basis and with respect to individual elements of compensation, within the 25th, 50th and 75th percentiles by our peer group companies. In making compensation decisions, the Committee typically compares total compensation, as well as each element of compensation, paid to our executives against the compensation paid to executives within our peer group.

The peer group compensation data is used as an initial guideline in making compensation decisions for our executives, including with respect to both the target level of total compensation and the overall structure of our executive compensation program. Historically, the Committee has targeted approximately the 50th percentile of our peer group for purposes of setting total compensation, as well as for each element of compensation. However, while the peer group compensation data is a significant factor in the Committee’s evaluation, it also considers a variety of additional factors when making executive compensation decisions, including retention concerns, tenure and experience, level of responsibility, our recent and projected performance, individual performance, industry practices and general economic conditions. In addition, in order to gain a broader perspective on overall market trends and practices, the Committee regularly reviews data from both targeted and broader-based compensation surveys.

In determining base salaries for our NEOs in 2017, the Committee reviewed Radford’s report on base salaries for our NEOs relative to executives at our peer group companies. Based on this review, the Committee concluded that base salary increases would have been warranted for certain executives, although our leadership team elected not to accept base salary increases in order to preserve financial resources. Accordingly, the Committee decided not to increase salaries for our NEOs.

With respect to the cash bonus opportunity for our NEOs in 2017, the Committee reviewed Radford’s assessment of cash bonuses for our NEOs relative to executives at our peer group companies. The Committee typically aims to establish target cash bonuses in the 50th percentile of our peer group and determined that the target bonuses as a percentage of base salary fell within that range. Accordingly, the Committee did not recommend any increases to the target bonus opportunity for our NEOs in 2017.

In determining target total equity compensation for our NEOs, the Committee reviewed information provided by Radford on the equity compensation levels for our NEOs relative to our peer group. The Committee has historically aimed to grant aggregate equity awards in the 50th to 75th percentile range compared to the peer group in order to emphasize equity-based compensation over cash compensation. For 2017, Radford initially provided the Committee with information on the level of equity awards that would need to be made to each executive (on an individual basis) to be in line with the 50th percentile. The Committee then aggregated these proposed individual equity grants to establish an “equity pool” for executives. The Committee, with input from our CEO, then allocated the equity pool to the individual executives taking into account a number of the subjective factors discussed above, including retention concerns and individual performance. Thus, certain of our executives received grants above the 50th percentile range while others received grants below the 50th percentile range. Our CEO was not involved in the process of determining his own equity grants. The Committee determined to split the equity grants between PSUs that have a performance-based vesting condition, and time-based options that will only have value to the executives if the price of our common stock increases over time. We believe these grants reflect our strong pay-for-performance philosophy.

Elements of 2017 Executive Compensation Program

The following table provides summary information regarding the key elements of our 2017 executive compensation program:

COMPENSATION ELEMENT	GUARANTEED V. AT-RISK	PERFORMANCE-BASED V. TIME-BASED	CASH V. EQUITY
Base Salary	Guaranteed	Not applicable	Cash
2017 Cash Bonus Plan Awards	At-Risk	Performance-Based	Cash
2017 Performance-Based Restricted Stock Units (PSUs)	At-Risk	Performance-Based	Equity
2017 Time-Based Stock Options (Options)	At-Risk	Time-Based (Long-Term Vesting)	Equity
2017 Retention Awards and New Hire Awards	At-Risk	Mix of Performance-Based and Time-Based	Equity
Employee Benefits	Guaranteed	Not applicable	Other
Severance and Change of Control	At-Risk	Not applicable	Cash and Equity

Base Salary

The following table provides information regarding the base salaries paid to our NEOs during 2017:

Base Salary Guaranteed • Cash
Philosophy	Considerations	Performance Criteria
Attract and Retain Executives
•  Provide our NEOs with a guaranteed base level of income that is competitive within our peer group and is commensurate with their respective titles, skills, levels of responsibility and contributions to our Company.

•  Balance the levels of guaranteed pay with at-risk pay to properly manage our compensation-related risk.

•  Generally target base salaries at the 50th percentile of our peer group, but may be above or below the 50th percentile depending on individual factors.

•  No specific vesting conditions associated with payment.

•  Changes from year to year are generally based on a review of peer group data, changes in duties and responsibilities, individual performance, contributions to the achievement of our strategic objectives and Company performance.

No Base Salary Increases for 2017

The following table sets forth the base salaries paid to our NEOs during 2017 and reflects that there were no changes to base salaries as compared to 2016:

NAME	BASE SALARY	BASE SALARY CHANGE
John McDermott	$572,000	No increase
Vaseem Mahboob	$350,000	No increase
Robert D. Mitchell	$390,500	No increase
Michael V. Chobotov, Ph.D.	$300,000	No increase
John Onopchenko(1)	$400,000	Not applicable

(1)
Mr. Onopchenko joined us as Chief Operating Officer on October 30, 2017. His base salary was generally determined based upon a market survey provided by Radford that was specific to his title and expected role and responsibilities.

2017 Cash Bonus Plan Awards

The following table provides summary information regarding the cash bonus awards granted to our NEOs during 2017:

2017 Cash Bonus Plan Awards At-Risk • Performance-Based • Cash
Philosophy	Considerations	Performance Criteria	2017 Pay for Performance
Pay for Performance
•  Establish appropriate performance milestones that the Committee believes will drive our future growth and allow us to meet our strategic objectives.

Reward Achievement
•  Provide meaningful incentives for achieving Company financial and operational objectives, as well as individual MBOs, that the Committee believes are important for our long-term success.

Align Interests with Stockholders:
•  Align the interests of executives with those of our stockholders by tying bonus payout to Company performance.

Attract and Retain Executives:
•  A significant cash bonus opportunity is considered a typical component of a competitive executive pay package for executives among our peer group.

•  Annually review and set Company performance milestones which are based on Committee-approved corporate financial and operational objectives, or Corporate Performance Objectives, comprising 70% of the overall bonus opportunity (for all NEOs other than our CEO).

•  Remaining 30% of the overall bonus opportunity based on achievement of pre-determined MBOs, which are individualized for each NEO.

•  Our CEO’s bonus opportunity was weighted 100% towards the Corporate Performance Objectives as the Committee believes the CEO is in the best position to directly impact Company performance.

•  Use threshold, target and maximum bonus payout levels to strike appropriate balance between compensation incentives and risks.

•  Target bonuses are typically aligned with the 50th percentile of our peer group companies.

•  The “target” performance objective level is typically in line with the level of Company performance actually projected for each objective, based on our internal forecasts.

•  Target bonus is set as percentage of base salary for each NEO (no changes to target bonus percentages from 2016).

•  70% of actual bonus payout is based on achievement of certain Corporate Performance Objectives, which included Financial Objectives and Operational Objectives.

•  Financial Objectives included pre-determined targets relating to (i) global sales, (ii) gross margin and (iii) cash burn rate.

•  Operational Objectives included pre-determined objectives relating to (i) quality scorecard and (ii) risk management.

•  The Committee assigned relative weightings to each of the components of the Corporate Performance Objectives, which are expressed as a percentage of the target cash incentive amount.

•  30% of actual bonus payout is based on individual achievement of pre-determined MBOs, which generally relate to functional objectives.

•  Achievement of each component of the Corporate Performance Objectives (i) in an amount less than the minimum threshold results in no cash bonus payment with respect to that component, (ii) in an amount equal to the established target, results in a cash bonus payment of 100% of target with respect to that component, (iii) in an amount in excess of the target, results in a greater cash bonus opportunity (subject to a maximum payout for that component).

•  When determining Company achievement relative to the Financial Objectives, the Committee relied upon our 2017 audited financial statements.

•  Corporate Performance Objectives: With respect to the Corporate Performance Objectives, the Committee determined that the weighted average achievement level was 25% of the target amount. Accordingly, 25% of the Corporate Performance Objective portion of the bonus opportunity was earned.

•  MBOs: With respect to the MBOs, the Committee determined that each NEO achieved their respective MBOs at the target level. Accordingly, 100% of the MBO portion of the bonus opportunity was earned.

Target Cash Bonus Amount

At the beginning of 2017, the Committee established a target bonus amount for each NEO, which is expressed as a percentage of base salary. Both the base salaries and the target bonus percentages for each NEO were unchanged from 2016. For 2017, each of our NEOs was eligible to receive a cash bonus up to a percentage of his base salary as set forth in the following table:

NAME(1)	BASE SALARY	TARGET BONUS PERCENTAGE	TARGET CASH BONUS
John McDermott	$572,000	100%	$572,000
Vaseem Mahboob	$350,000	55%	$192,500
Robert D. Mitchell	$390,500	65%	$253,825
Michael V. Chobotov, Ph.D.	$300,000	45%	$135,000

(1) Mr. Onopchenko did not participate in the 2017 cash bonus plan because he did not join us until October 30, 2017. Mr. Onopchenko received a one-time $100,000 sign-on bonus in 2017 in lieu of a performance bonus.

Performance Objectives

Cash bonuses may be earned under the 2017 cash bonus plan based on our achievement of pre-established Corporate Performance Objectives, and by plan participants based on their individual achievement of pre-determined MBOs. The percentage of the target cash bonus for each NEO that is subject to the Corporate Performance Objectives and the MBOs is set forth in the table below:

NAME	CORPORATE PERFORMANCE OBJECTIVES (% OF BONUS OPPORTUNITY)	MBOS (% OF BONUS OPPORTUNITY)
John McDermott	100%	0%
Vaseem Mahboob	70%	30%
Robert D. Mitchell	70%	30%
Michael V. Chobotov, Ph.D.	70%	30%

Corporate Performance Objectives

The Corporate Performance Objectives comprise 70% of the total bonus opportunity for each of our NEOs (other than our CEO, for whom the Corporate Performance Objectives comprise 100% of the total bonus opportunity). The following table summarizes the individual components of the Corporate Performance Objectives, including the relative weighting of each component; the specific performance levels required to achieve the threshold, target and maximum payouts amounts; and the payout percentages that result from performance at the threshold, target and maximum performance levels.

OBJECTIVE	RELATIVE WEIGHTING OF COMPONENT	THRESHOLD PERFORMANCE LEVELS	PAYOUT PERCENTAGE FOR THRESHOLD PERFORMANCE	TARGET PERFORMANCE LEVELS	PAYOUT PERCENTAGE FOR TARGET PERFORMANCE	MAXIMUM PERFORMANCE LEVELS	PAYOUT PERCENTAGE FOR MAXIMUM PERFORMANCE
Financial Objectives
Global Sales	60%	$192M	70%	$197M	100%	$212M	200%
Gross Margin	5%	64%	50%	66%	100%	68%	150%
Cash Burn Rate	10%	$29M	50%	$24M	100%	$20M	150%
Operational Objectives
Quality Scorecard	15%	90	75%	100	100%	110	125%
Risk Management	10%	-	0%	Effective	100%	Effective	100%

Financial Objectives

The portion of the cash bonus opportunity that relates to the Financial Objectives could be earned based on the Company’s actual performance relative to the target amounts established by the Committee.

•
Global sales represent 60% of the bonus opportunity within the Corporate Performance Objectives. Achievement of global sales at the threshold amount would result in payment at 70% of target, at the target amount would result in payment at 100% of target, and at the maximum amount would result in payment at 200% of target.

•
Gross margin represents 5% of the bonus opportunity within the Corporate Performance Objectives. Achievement of gross margin at the threshold amount would result in payment at 50% of target, at the target amount would result in payment at 100% of target, and at the maximum amount would result in payment at 150% of target.

•
Cash burn rate represents 10% of the bonus opportunity within the Corporate Performance Objectives. Achievement of a cash burn rate at the threshold amount would result in payment at 50% of target, at the target amount would result in payment at 100% of target, and at the maximum amount would result in payment at 150% of target.

For performance levels in between the threshold and target amount, or between the target and maximum amount, the Committee adopted a sliding scale to determine the payout amount for that component. The Committee determined our actual achievement of the Corporate Performance Objectives by reference to our audited financial statements for 2017.

Operational Objectives

The portion of the cash bonus opportunity that relates to the Operational Objectives could be earned based on the Company’s ability to meet specified quality and risk management goals.

•
Achievement against our quality scorecard represents 15% of the bonus opportunity within the Corporate Performance Objectives. Achievement at the threshold amount would result in payment at 75% of target, at the target amount would result in payment at 100% of target, and at the maximum amount would result in payment at 125% of target.

•
With respect to the risk management goal, 10% of the bonus opportunity within the Corporate Performance Objectives could be achieved if the goal is met at 100% of target. No payment results if the goal is not met at 100%, and 100% is the maximum amount that can be achieved with respect to this component.

Management by Objectives (MBOs)

The MBOs comprise 30% of the total bonus opportunity for each of our NEOs (other than our CEO). These objectives are established by the Committee and communicated to our NEOs and individualized to each NEO based on title and responsibility level. In particular, for 2017 the MBOs related to functional and cross-functional objectives designed to promote achievement of the Corporate Performance Objectives, including financial management goals, enterprise risk management objectives, product development milestones and leadership initiatives. The Committee did not establish any MBOs for our CEO, as his cash bonus opportunity is based 100% on the achievement of the Corporate Performance Objectives.

Calculation of Bonus Payout

Consistent with the application of the bonus payout formula described above, and in furtherance of the Company’s pay-for-performance philosophy, the Committee determined that 25% of the Corporate Performance Objective portion of the bonus opportunity was earned, which reflects that:

•	we did not achieve the global sales objective at the threshold amount;

•	we achieved the gross margin objective between the target and maximum amount;

•	we achieved the cash burn rate objective at approximately the target amount;

•	we did not achieve the quality scorecard at the threshold amount; and

•	we achieved the risk management objective at the target/maximum amount.

As a result, each of our NEOs (other than our CEO) earned 25% of the 70% of the total bonus opportunity under the 2017 cash bonus plan that was based on achievement of the Corporate Performance Objectives. Our CEO earned 25% of the 100% of his total bonus opportunity that was based on achievement of the Corporate Performance Objectives.
In addition, the Committee determined that the MBOs were achieved by each of our NEOs (other than our CEO) at the target level, which reflects the successful execution of several critical management initiatives. As a result, each of our NEOs (other than our CEO) earned 100% of the 30% of the total bonus opportunity under the 2017 cash bonus plan that was based on achievement of the MBOs.

The actual payments made to each NEO pursuant to the 2017 cash bonus plan are set forth in the “Non-Equity Incentive Plan” column of the Summary Compensation Table.
2017 Performance-Based Restricted Stock Units

The following table provides summary information regarding the PSUs granted to our NEOs during 2017:

2017 Performance-Based Restricted Stock Units (PSUs) At-Risk • Performance-Based • Equity
Philosophy	Considerations	Performance Criteria/ Vesting Provisions	2017 Pay for Performance
Pay for Performance:
•  Vesting of awards dependent on achievement of a global sales goal, which the Committee believes is important for our long-term growth and success.

Reward Achievement:
•  Provide incentives for achieving Company financial goals.

Align Interests with Stockholders:
•  Provide each NEO with meaningful equity awards the value of which changes over time based on the trading price of our common stock to align the interests of our NEOs with those of our stockholders.

•  Structured as RSUs that may be settled for our common stock.

•  Company performance target is based on a Committee-approved goal derived from our business and strategic plan.

•  Global sales is an important indicator of growth and profitability which aligns executives’ interests with those of our stockholders.

•  Performance-based vesting reflects strong pay-for-performance alignment.

•  Use threshold, target and maximum award levels to strike appropriate balance between compensation incentives and risks.

•  The “target” performance level is typically in line with the level of Company performance projected for the objective.

•  Number of PSUs granted to each NEO determined by review of Radford report and exercise of discretion by the Committee and our CEO.

•  Vest subject to achievement of a global sales goal for 2017

•  Achievement below the threshold level results in no vesting. Achievement at the threshold level results in vesting of 50% of the shares underlying the PSUs. Achievement at the target level results in vesting of 100% of the shares underlying the PSUs. Achievement above the target level will increase the number of shares subject to vesting, up to a maximum of 150% of the underlying shares.

•  Generally, an NEO must be in our employ at the time we achieve a performance milestone in order to receive the benefit of vesting under a PSU.

•  When determining our achievement relative to the performance milestone, the Committee relied upon our 2017 audited financial statements.

•  For 2017, the global sales threshold level was $190M; the target level was $200M; and the maximum level was $205M.

•  2017 global sales was approximately $181M.

•  Since the 2017 global sales threshold level was not achieved, the awards were not earned and were forfeited.

2017 Time-Based Stock Options

The following table provides summary information regarding the options granted to our NEOs during 2017:

2017 Time-Based Stock Options (Options) At-Risk • Time-Based (Long-Term Vesting) • Equity
Philosophy	Considerations	Vesting Provisions
Attract and Retain Executives:
•  Promote retention of our executives because options vest only if the executive remains employed by us over a long-period of time.

Align Interests with Stockholders:
•  Align the interests of executives with those of our stockholders by issuing options that only have value to our executives to the extent the price of our common stock increases over time following the grant date and remains elevated as the option vests.

•  Each option allows the recipient to acquire shares of our common stock at a fixed price per share (equal to the closing price of our common stock on the grant date) over a specified period of time.

•  The option will provide a return to an NEO only if he remains in our employ and the market price of our common stock appreciates over the option term.

•  Time-based vesting promotes retention of executives during this critical stage of our growth.

•  Number of options granted to each NEO determined by review of Radford report and exercise of discretion by the Committee and our CEO.

•  The options vest in equal monthly installments over 48 months, such that the options will become fully vested on the fourth anniversary of the grant date, subject to an NEO’s continued employment with us during that time.

2017 Retention and New Hire Awards

The following table provides information regarding additional equity awards granted to our NEOs during 2017 as retention awards or new hire awards:

2017 Retention and New Hire Awards At-Risk • Mix of Performance-Based and Time-Based • Equity
Philosophy	2017 Grants	Considerations	Performance Criteria/ Vesting Provisions
Attract and Retain Executives:
•  Attract executives by offering compensation that is competitive in the marketplace and promote retention using time-based awards that vest only if the executive remains employed by us.

Align Interests with Stockholders:
•  Provide each NEO with equity awards the value of which changes over time based on the market price of our common stock.

Pay for Performance:
•  Vest only upon achievement of performance conditions approved by the Committee.

Reward Achievement:
•  Provide incentives for achieving Company financial and operational goals.
• Vaseem Mahboob received a retention award of time-based RSUs.
•  The Committee and our CEO exercised discretion in awarding these options based on individual performance and a determination that prior equity grants did not have intended retention value due to a significant portion of outstanding awards being out-of-the-money.

•  Awards vest as to 50% of the shares after 18 months, and as to the remaining shares on the third anniversary of the grant date, subject to Mr. Mahboob’s continued employment with us during that time.

	• John Onopchenko received a new hire award of PSUs.	• Grants were made pursuant to our 2017 Inducement Stock Incentive Plan • Awards are only available for grant under this plan to new employees and new members of our board of directors.
•  Annual performance milestones are expected to be set for these awards. Regardless of whether the performance milestones are met, the shares will vest in full on the fourth anniversary of the grant date, subject to Mr. Onopchenko’s continued employment with us during that time.

	• John Onopchenko received a new hire award of time-based stock options.	• Grants were made pursuant to the 2017 Inducement Stock Incentive Plan
•  Awards vest as to 25% of the shares on the first anniversary of the grant date and in 36 equal monthly installments thereafter such that all of the shares vest on the fourth anniversary of the grant date, subject to Mr. Onopchenko’s continued employment with us during that time.

As discussed in the section of this proxy statement titled "Potential Payments Upon Termination or Change in Control" below, the vesting of certain equity awards described above may be accelerated under certain circumstances.

Employee Benefits

The following table provides summary information regarding the key employee benefits granted or paid to our NEOs during 2017:

Employee Benefits Guaranteed • Other
Philosophy	Considerations	Benefits
Attract and Retain Executives: • Provide our NEOs with competitive broad-based employee benefits structured to attract and retain key executives.	• Generally reflect benefits provided to all of our U.S.-based full-time employees.
•  401(k) plan for the benefit of all of our eligible employees, including our NEOs. We do not provide for matching contributions under the 401(k) plan.

•  Participation in our ESPP for eligible employees, including our NEOs. We offer shares under our ESPP in offering periods of May 1 to October 31 and November 1 to April 30, or on such other date as the administrator of our ESPP may determine. The purchase price of the shares is the lower of 85% of the fair market value of our common stock on the purchase date or the beginning of the offering period.

•  Health, dental, vision and life insurance and other customary employee assistance plans for all full-time employees, including our NEOs.

•  Automobile allowances for select executives based on responsibilities and travel requirements.

•  Relocation expenses for new hires.

Severance and Change of Control

The following table provides summary information regarding the severance and change of control provisions in our severance agreements and equity award agreements entered into with each of our NEOs:

Severance and Change of Control Provisions At-Risk • Cash and Equity
Philosophy	Considerations	Terms
Attract and Retain Executives:
•  Retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives.

•  Intended to ease an NEOs transition due to an unexpected employment termination.

•  These provisions are considered a typical component of a competitive executive pay package for executives among our peer group.

•  The employment of our NEOs is "at will", meaning we can terminate them at any time and they can terminate their employment with us at any time.

•  Take into account the time it is expected to take a separated executive to find a job with a similar title and level of responsibility.

•  In the event of a termination of employment due to an involuntary termination, prior to a change in control, our NEOs will receive: (i) a cash severance payment in an amount equal to six months of base salary (or nine months in the case of Dr. Chobotov), (ii) a prorated portion of the cash bonus for which the NEO would be eligible based on the date of termination, and (iii) continued health insurance benefits for six months following termination. No acceleration of the vesting of any outstanding equity awards would occur.

•  In the event of an involuntary termination upon, or within 24 months following, a change in control, our NEOs will receive: (i) a cash severance payment in an amount equal to 1.5 times base salary and target bonus for the year in which the termination occurs, (ii) a cash payment in an amount equal to the target bonus for the year in which the termination occurs, and (iii) continued health insurance benefits for 18 months following termination. In addition, all outstanding equity awards will vest without regard to a termination of employment.

For additional information about the severance and change of control provisions in our employment agreements, see the section entitled “Potential Payments upon Termination or Change in Control".

Other Compensation-Related Topics
Role of CEO in Compensation Decisions

The Committee solicits the input of our CEO in determining compensation for our NEOs other than himself, particularly with respect to salary, cash bonus opportunity and equity awards. While our CEO participates in the deliberations regarding compensation for our other NEOs, he does not participate in, and is not present at, any deliberations regarding his own compensation. The Committee considers the information provided by our CEO, as well as information provided by Radford, to make compensation decisions for our NEOs.

Compensation Risk Considerations

In assessing our overall compensation policies and practices, the Committee also considers how such policies and practices may encourage risk-taking by employees. The Committee conducts a compensation risk analysis at least annually, but also takes into account compensation-related risks each time it grants compensation awards throughout the year. In conducting these assessments, the Committee considers a number of factors including the following:

•	Our compensation program consists of both guaranteed pay and at-risk pay, and the Committee reviews this mix annually.

•	Peer group and industry compensation data is reviewed regularly to ensure alignment with our compensation program and market competitiveness.

•	We seek to pay our executives’ target total compensation at the 50th percentile compared to our peer group.

•	Our performance-based awards are earned based on the achievement of multiple Company and individual performance objectives.

•	Our performance-based awards are subject to maximum award amounts to limit the potential compensation amount associated with any particular award.

•	Our executive compensation program encourages executive retention through long-term vesting provisions.

•	We have adopted stock ownership policies, which encourage executives to have a significant, long-term equity position in our Company.

•	Our cash and equity incentive awards are subject to our Clawback Policy.

•	Our Insider Trading Policy prohibits our NEOs and other executive officers from hedging the economic interest in our securities, and from pledging our securities.

•	Our severance and change in control benefits are designed to attract and retain executives without providing excessive benefits.

In considering these matters, the Committee concluded that it does not believe that our compensation program is reasonably likely to have a material adverse effect on us.

 Tax and Accounting Considerations
 Among the factors it considers when making executive compensation decisions, the Committee considers the anticipated tax and accounting impact to us (and to our executives) of various payments, equity awards and other benefits.
The Committee considers the impact of the provisions of Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, or TCJA. That section generally limits the deductibility of compensation paid by a publicly-held company to “covered employees” for a taxable year to $1.0 million. Effective for taxable years beginning on and after January 1, 2018, “covered employees” generally include our CEO, CFO and other highly compensated executive officers. Effective for taxable years beginning prior to January 1, 2018, an exception to this deduction limit applied to “performance-based compensation,” such as cash incentive and stock option awards, that satisfied certain criteria. This exception to the Section 162(m) deduction limit for “performance-based compensation” was repealed by the TCJA. Thus, except for certain “performance-based compensation” payable pursuant to written contracts that were in effect on November 2, 2017 and that are not modified in any material respect on or after that date, effective for taxable years beginning on and after January 1, 2018 our tax deduction with regard to compensation of “covered employees” is limited to $1.0 million per taxable year with respect to each executive officer. With respect to cash and equity awards that were in effect on November 2, 2017, and that are not modified in any material respect on or after that date, the Committee is mindful of the benefit to us and our stockholders of the full deductibility of compensation and have taken steps so that both the cash incentive and stock option awards that we granted may qualify for deductibility under Section 162(m) of the Code. However, awards that we granted that were intended to qualify as “performance-based compensation” may not necessarily qualify for such status under Section 162(m) of the Code. With respect to cash incentive and equity awards that we may grant in the future, we do not anticipate that the $1.0 million deduction limitation set forth in Section 162(m) of the Code will have a material impact on our results of operations.
The Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.
Our change in control and severance arrangements do not provide for excise tax gross-up payments.

SUMMARY COMPENSATION TABLE
The following table sets forth summary compensation information for the fiscal years ended December 31, 2017, 2016 and 2015 for our NEOs.

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Units(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
John McDermott, Chief Executive Officer(4)	2017	$572,000	$—	$674,800	$622,107	$143,000	$—	$2,011,907
	2016	$572,000	$578,623	$800,002	$1,250,508	$—	$—	$3,201,133
	2015	$520,000	$260,000	$1,600,006	$895,037	$—	$—	$3,275,043
Vaseem Mahboob, Chief Financial Officer and Corporate Secretary(5)	2017	$350,000	$—	$255,835	$253,451	$91,438	$—	$950,724
	2016	$350,000	$194,729	$250,004	$400,162	$—	$70,069	$1,264,964
	2015	$74,100	$101,500	$750,004	$750,000	$—	$—	$1,675,604
Robert D. Mitchell, Former President(6)	2017	$390,500	$—	$504,610	$207,369	$120,567	$363,400	$1,586,446
	2016	$390,500	$256,764	$250,004	$400,162	$—	$22,500	$1,319,930
	2015	$380,000	$123,500	$599,994	$335,639	$—	$21,000	$1,460,133
Michael V. Chobotov, Ph.D., Chief Technology Officer(7)	2017	$300,000	$—	$96,400	$184,328	$64,125	$282,480	$927,333
	2016	$207,692	$136,563	$649,997	$650,264	$—	$—	$1,644,516
	2015	$—	$—	$—	$—	$—	$—	$—
John Onopchenko, Chief Operating Officer(8)	2017	$61,538	$—	$300,001	$500,000	$—	$100,000	$961,539
	2016	$—	$—	$—	$—	$—	$—	$—
	2015	$—	$—	$—	$—	$—	$—	$—

(1) Amounts shown in this column do not necessarily reflect the actual value received or to be received by our NEOs or the amount of stock-based compensation expense reported within our consolidated financial statements. Instead, the amounts shown reflect the grant date fair values of equity awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of the awards, see Note 4 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017. In accordance with applicable SEC rules, (i) for those awards that are subject to the satisfaction of performance conditions, the amounts reported reflect the value at the grant date based upon our determination as to the probable outcome of such conditions and (ii) the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2) Amounts shown in this column reflect payouts under our 2017 cash bonus plan based on the achievement of pre-determined Company and individual performance objectives. See the section entitled "2017 Cash Bonus Plan Awards" for additional information.
(3)Amounts shown in this column reflect the following payments to our NEOs during 2017: Mr. Mitchell - $285,964 reflecting the value of an equity award modification made in connection with his retirement, $53,606 for accrued vacation time paid in connection with his retirement, $18,139 for a car allowance, and $5,691 for other accrued benefits paid in connection with his retirement; Dr. Chobotov - $282,480 for a change of control payment relating to our acquisition of TriVascular; and Mr. Onopchenko - $100,000 for a one-time sign-on bonus, which was paid in lieu of a performance bonus in connection with his appointment as our Chief Operating Officer .
(4) Mr. McDermott will be stepping down from his role as our CEO no later than June 30, 2018, but currently remains in that role while we seek a successor.
(5) Mr. Mahboob joined us as Chief Financial Officer and Corporate Secretary effective October 15, 2015.
(6) Mr. Mitchell retired from his role as President effective December 30, 2017.
(7) Dr. Chobotov joined us as Chief Technology Officer effective February 3, 2016.
(8) Mr. Onopchenko joined us as Chief Operating Officer effective October 30, 2017.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes all grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2017. The amounts set forth in the table do not necessarily reflect the value of the amounts paid or awards realized by our NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)(4)	Exercise or Base Price of Securities Underlying Options(#)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Thres.	Target	Max.	Thres.	Target	Max.
John McDermott	3/1/2017	$347,490	$572,000	$979,550
	5/31/2017				70,000	140,000	210,000
	5/31/2017								270,000	$4.82	$622,107
Vaseem Mahboob	3/1/2017	$81,861	$192,500	$288,509
	5/31/2017				14,000	28,000	42,000
	5/31/2017								110,000	$4.82	$253,451
	11/8/2017							25,000			$120,875
Robert D. Mitchell	3/1/2017	$107,939	$253,825	$380,420
	5/31/2017				11,500	23,000	34,500
	5/31/2017								90,000	$4.82	$207,369
Michael V. Chobotov, Ph.D.	3/1/2017	$57,409	$135,000	$202,331
	5/31/2017				10,000	20,000	30,000
	5/31/2017								80,000	$4.82	$184,328
John Onopchenko	10/30/2017							56,604			$300,001
	10/30/2017								190,353	$5.30	$500,000
(1) The amounts in these columns represent the potential payouts under our 2017 cash bonus plan based on the achievement of pre-determined Company and individual performance objectives. For the actual 2017 cash bonuses earned by our NEOs, see the "Summary Compensation Table."
(2) The share amounts in these columns represent the potential number of PSUs that could have vested based on the achievement of a pre-determined Company performance objective relating to 2017 global sales. Because the threshold level of performance was not achieved, the PSUs were not earned and were forfeited. See the section entitled "2017 Performance-Based Restricted Stock Units" for additional information.
(3) The amount in this column for Mr. Mahboob reflects a retention grant of time-based RSUs that vest as to 50% of the shares 18 months following the grant date, and as to the remaining shares on the third anniversary of the grant date. The amount in this column for Mr. Onopchenko reflects the grant of PSUs. Annual performance milestones for the PSUs are expected to be established. Regardless of whether the performance milestones are met, the PSUs will vest in full on the fourth anniversary of the grant date.
(4) The amounts in this column represent the grant of time-based stock options. The options vest in equal monthly installments over 48 months, such that all options may become fully vested upon the fourth anniversary of the grant date.
(5) Stock options are granted with an exercise price equal to the closing price of our common stock on the grant date.
(6) The grant date fair value of options is equal to the Black Scholes value on the grant date, multiplied by the number of shares of our common stock underlying the options. The grant date fair value of RSUs and PSUs is equal to the closing price of our common stock on the grant date, multiplied by the number of shares of our common stock underlying the RSUs or RSUs, as applicable.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes outstanding equity awards held by our NEOs as of December 31, 2017.The amounts set forth in the table do not necessarily reflect the value of the awards realized by our NEOs.

	Option Awards				Restricted Stock Awards/Units
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
John McDermott	427,065	—	$2.67	5/12/2018	16,057(5)	$85,905
	125,000	—	$3.54	7/6/2019	70,757(5)	$378,550
	71,100	—	$4.36	5/20/2020
	82,000	—	$8.26	5/25/2021
	119,673	13,915(6)	$13.17	5/22/2024	—	$—
	77,929	42,735(6)	$16.59	5/28/2025	—	$—
	166,063	196,256(6)	$7.53	2/4/2026	—	$—
	39,375	230,625(6)	$4.82	5/31/2027	—	$—
Vaseem Mahboob	73,660	63,364(7)	$13.56	10/15/2025	27,656(8)	$147,960
	53,140	62,802(6)	$7.53	2/4/2026	22,111(5)	$118,294
	16,042	93,958(6)	$4.82	5/31/2027	25,000(9)	$133,750
Robert D. Mitchell	29,918	3,479(6)	$13.17	5/22/2024	150,000(10)	$802,500
	29,223	16,026(6)	$16.59	5/28/2025	6,021(5)	$32,212
	53,140	62,802(6)	$7.53	2/4/2026	22,111(5)	$118,294
	13,125	76,875(6)	$4.82	5/31/2027	—	$—
Michael V. Chobotov, Ph.D.	86,353	102,053(7)	$7.53	2/4/2026	86,321(10)	$461,817
	11,667	68,333(6)	$4.82	5/31/2027	—	$—
John Onopchenko	—	190,353(7)	$5.30	10/30/2027	56,604(11)	$302,831
(1) The vesting of these stock options may fully accelerate upon a change in control pursuant to written agreements entered into with each of our NEOs.
(2) Stock options are granted with an exercise price equal to the closing price of our common stock on the grant date.
(3) Each of these stock options expire 10 years from the grant date.
(4) The amounts in this column are based on the closing price of our common stock on December 29, 2017, which was $5.35 per share.
(5) These time-based RSUs vest as to 33% of the shares on the first anniversary of the grant date, 33% of the shares on the second anniversary of the grant date, and the remaining 33% of the shares on the third anniversary of the grant date.
(6) These time-based stock options vest in equal monthly installments over 48 months, such that all options may become fully vested upon the fourth anniversary of the grant date.

(7) These time-based stock options vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments over the next three years such that all options may become fully vested upon the fourth anniversary of the grant date.
(8) These PSUs are subject to vesting based upon the achievement of specified Company financial milestones.
(9) These time-based RSUs vest as to 50% of the shares 18 months following the grant date, and then as to the remaining shares on the third anniversary of the grant date.
(10) These PSUs are subject to vesting based upon the achievement of specified product development milestones.
(11) Annual performance milestones for these PSUs are expected to be established. Regardless of whether the performance milestones are met, the shares will vest in full on the fourth anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED
The following table provides information, for our NEOs, regarding the vesting of RSUs during the fiscal year ended December 31, 2017, including the number of shares acquired upon vesting and the value realized, before payment of any applicable withholding tax and broker commissions. No stock options were exercised by our NEOs during the fiscal year ended December 31, 2017.

Name	Date of Vesting	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
John McDermott	2/4/2017	35,485	$249,105
	5/22/2017	17,699	$80,707
	5/28/2017	16,058	$74,027
Robert D. Mitchell	2/4/2017	11,090	$77,852
	5/22/2017	4,424	$20,173
	5/28/2017	6,022	$27,761
Vaseem Mahboob	2/4/2017	11,090	$77,852
	2/22/2017	13,828	$90,297
	4/4/2017	13,826	$92,081
(1) The amounts realized upon the vesting of the RSUs is based on the closing price of our common stock on the relevant vesting dates.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements

We generally enter into employment agreements with each of our NEOs. Our current employment agreements with our NEOs generally provide that in the event of a separation from service due to termination by us other than for cause, death or disability, or the NEO’s resignation for good reason, which we refer to collectively as an “involuntary termination”, prior to a change in control of our Company, such NEO will, among other things, receive (i) the portion of his then-current base salary which accrued through the date of termination, (ii) payments for any unused vacation and reimbursement expenses, which were accrued through the date of termination, (iii) a cash severance payment in an amount equal to six months of his then-current base salary (or nine months in the case of Dr. Chobotov), payable in a lump sum within 60 days following termination, (iv) a prorated cash payment equal to the bonus for which he would be eligible for the year in which such termination occurred, payable in a lump sum within 60 days following termination, (v) continued health insurance benefits for six months following termination and (vi) payment for reasonable outplacement services for 12 months following termination, in an aggregate amount not to exceed $10,000. No equity awards held by Mr. Mahboob, Dr. Chobotov or Mr. Onopchenko, will be subject to any additional or accelerated vesting upon an involuntary termination prior to a change in control.

In the event of an involuntary termination upon or within 24 months following a change in control, the NEO will be entitled to receive, in addition to items (i), (ii) and (vi) above, (a) a cash severance payment in an amount equal to 1.5 times his then-current base salary and his target bonus (as defined in the relevant employment agreement), payable in a lump sum within 60 days following termination, (b) a cash payment equal to his target bonus for the year in which the termination occurs, payable in a lump sum within 60 days following termination, and (c) continued health insurance benefits for 18 months following termination.

In addition, upon a change in control transaction, the employment agreements provide that for accelerated vesting of all outstanding equity awards regardless of whether a termination of employment occurs.

McDermott Severance Agreement

It is expected that Mr. McDermott will be stepping down from his role as our CEO no later than June 30, 2018, or his separation date, but he currently remains in that role while we seek a successor. In connection with Mr. McDermott’s separation from our Company, we entered into a Severance Agreement and General Release with Mr. McDermott on February 21, 2018, or the McDermott Severance Agreement. The McDermott Severance Agreement provides that Mr. McDermott will continue to provide us consulting support pursuant to an Independent Contractor Agreement, or the McDermott Contractor Agreement, effective as of his separation date, pursuant to which we will pay Mr. McDermott a monthly consulting fee of $2,000.

The McDermott Severance Agreement provides that Mr. McDermott will, among other things, receive (i) any salary that has accrued but was not paid as of his separation date, (ii) payment for unused vacation days and reimbursement expenses which were accrued as of his separation date, (iii) a cash severance payment in an amount equal to 18 months of his base salary, payable in a lump sum within 60 days following his separation date (iv) a prorated cash payment equal to the target bonus for the 2018 calendar year for which he is eligible, payable at the same time as bonuses, if any, are paid to our other executive officers (no later than March 15, 2019) (v) accelerated vesting of certain previously granted restricted stock awards, (vi) continued vesting and exercisability of certain previously issued stock options, subject to certain conditions, (vii) a cash payment representing the cost of group medical insurance coverage for up to 18 months following his separation date and (viii) payment for reasonable outplacement services for 12 months following his separation date, in an aggregate amount not to exceed $10,000. In addition, the McDermott Severance Agreement provides that upon a change in control which occurs during the term of the McDermott Contractor Agreement (or in some cases through the third anniversary of his separation date), Mr. McDermott will receive full vesting acceleration of certain previously issued stock options.

Mr. McDermott’s receipt of the aforementioned payments and benefits is conditioned upon, among other things, (i) the effectiveness of a general release of claims in favor of us (and certain affiliates and related parties) that is included within the McDermott Severance Agreement and (ii) Mr. McDermott’s compliance with the terms of the McDermott Contractor Agreement, McDermott Severance Agreement and related Proprietary Information and Inventions Agreement effective as of his separation date, including certain non-competition, non-solicitation, non-disparagement and other standard covenants included therein.

Mitchell Severance Agreement

In connection with Mr. Mitchell’s separation from our Company effective December 31, 2017, or his separation date, we entered into a Severance Agreement and General Release with Mr. Mitchell on December 15, 2017, or the Mitchell Severance Agreement. The Mitchell Severance Agreement provides that Mr. Mitchell will, among other things, receive (i) a cash severance payment in an amount equal to six months of his base salary, payable in a lump sum in February 2018, (ii) a cash payment of the earned amount of Mr. Mitchell’s target bonus for the 2017 calendar year, as will be determined and become payable in a lump sum in February 2018, (iii) payment for unused vacation days which were accrued as of his separation date, payable in a lump sum in February 2018 and (iv) continued health insurance coverage through June 30, 2018.

Pursuant to the terms of the Mitchell Severance Agreement, we also entered into an Agreement for Independent Contractor Services with Mr. Mitchell, or the Mitchell Contractor Agreement, whereby Mr. Mitchell will perform services relating to our clinical trials and related matters during the period from January 1, 2018 through December 31, 2018. Subject to Mr. Mitchell’s continued compliance with the covenants in the Mitchell Contractor Agreement, Mr. Mitchell’s time-based stock options and restricted stock unit awards will continue to vest until termination of the Mitchell Contractor Agreement, and his performance-based restricted stock awards will continue to vest in accordance with their terms. In addition, the Mitchell Severance Agreement provides that upon a change in control which occurs during the term of the Mitchell Contractor Agreement, and subject to continued compliance with the covenants set forth in the Mitchell Contractor Agreement, Mr. Mitchell will receive full vesting acceleration of his outstanding equity awards.

Also on December 15, 2017, we entered into a second amendment to Mr. Mitchell’s Restricted Stock Award Agreement originally dated December 10, 2010, for the purpose of amending the performance-based vesting provisions related to achievement of specified product development milestones applicable to certain of the shares underlying the agreement.

Severance and Change in Control Payments
The following table summarizes the amounts that would become payable to each of our NEOs, pursuant to the employment agreements described above, assuming each NEO experienced an involuntary termination as of December 31, 2017, both prior to and after the occurrence of a change in control of our Company.

Name	Benefit	Involuntary Termination Prior to Change in Control($)	Involuntary Termination After Change in Control($)
John McDermott(1)	Severance pay(2)	$858,000	$1,144,000
	Bonus pay(3)	$572,000	$572,000
	Equity award vesting acceleration(4)	$—	$586,686
	Continuation of benefits(5)	$36,000	$48,000
Vaseem Mahboob	Severance pay(6)	$175,000	$525,000
	Bonus pay(3)	$192,500	$192,500
	Equity award vesting acceleration(4)	$—	$449,801
	Continuation of benefits(7)	$12,000	$36,000
Michael V. Chobotov, Ph.D.	Severance pay(8)	$225,000	$450,000
	Bonus pay(3)	$135,000	$135,000
	Equity award vesting acceleration(4)	$—	$498,034
	Continuation of benefits(7)	$12,000	$36,000
John Onopchenko	Severance pay(6)	$200,000	$600,000
	Bonus pay(9)	$33,333	$200,000
	Equity award vesting acceleration(4)	$—	$312,349
	Continuation of benefits(7)	$12,000	$36,000

(1)
Mr. McDermott will be stepping down from his role as our CEO no later than June 30, 2018. This table reflects the amounts that would have become payable to Mr. McDermott as of December 31, 2017 based on the terms of his prior Employment Agreement. In connection with Mr. McDermott’s separation from the Company, we entered into a Severance Agreement and General Release with Mr. McDermott on February 21, 2018.

(2) “Prior to Change of Control” Mr. McDermott was entitled to his base salary for 18 months. “After Change of Control” Mr. McDermott was entitled to his base salary for 24 months.
(3) “Prior to Change of Control” equals 100% of the target bonus and assumes the target level of performance was achieved and that the executive was terminated on December 31, 2017. “After Change of Control” equals 100% of the target bonus, which would have become payable regardless of Company performance relative to the target performance level.
(4) “Prior to Change of Control” there were no outstanding awards that would accelerate or continue to vest following the date of termination. “After Change of Control” includes the fair market value of all unvested equity awards outstanding as of December 31, 2017, as they will all vest immediately upon a change of control. Fair market value was calculated based on the number of equity awards for which vesting would have been accelerated, multiplied by the closing price of our common stock on the last trading day of 2017, which was $5.35 per share (and for options is calculated as the difference between such closing price and the relevant exercise prices). The equity awards do not include reference to the 2017 PSUs since the performance condition was not achieved at the threshold level and the awards were not earned and were forfeited effective as of December 31, 2017.

(5)	“Prior to Change of Control” represents continuation of COBRA payments for 18 months. “After Change of Control” represents continuation of COBRA payments for 24 months.

(6)	“Prior to Change of Control” the executive is entitled to his base salary for six months. “After Change of Control” the executive is entitled to his or her base salary for eighteen months.

(7)
“Prior to Change of Control” represents continuation of benefits through COBRA payments for six months. “After Change of Control” represents continuation of benefits through COBRA payments for 18 months.

(8)	“Prior to Change of Control” the executive is entitled to his base salary for nine months. “After Change of Control” the executive is entitled to his or her base salary for 18 months.

(9)
Mr. Onopchenko joined us in October 2017. “Prior to Change of Control” equals a prorated portion of 100% of his target bonus. “After Change of Control” equals 100% of the target bonus. Mr. Onopchenko actually received a one-time $100,000 sign-on bonus in 2017 in lieu of a performance bonus, however his target bonus has been used for purposes of this table as it more accurately reflects the future payments we may receive upon a change in control.

CEO PAY RATIO

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with applicable SEC rules.
In identifying our median employee, we calculated the annual total cash compensation of each employee as of December 31, 2017. For these purposes, annual total cash compensation included base salary or hourly wages, cash incentive awards, and commissions, as well as comparable elements of cash compensation paid in non-U.S. jurisdictions. These amounts were calculated using internal human resources records. Compensation amounts were annualized for new hire permanent employees who did not work for the entire year. We did not apply any cost-of-living adjustments as part of the calculation.
We selected the median employee from among 648 full-time, part-time, temporary and seasonal workers who were employed and not on leaves of absence as of December 31, 2017. As of that date, our total number of employees was 655, of which 596 were U.S. employees and 59 were non-U.S. employees. However, as permitted by applicable SEC rules, we excluded three employees from Thailand, two employees from Singapore and two employees from Canada (which constitute all of our employees from those jurisdictions) pursuant to the de minimis exemption for foreign employees. Except for these foreign employees, we did not exclude from the calculation of the median employee any other employees pursuant to any other permitted exceptions.
As determined in accordance with applicable SEC rules, and consistent with the disclosure set forth in the Summary Compensation Table, the annual total compensation for our CEO for 2017 was $2,011,907. The annual total compensation for our median employee for 2017 was $102,476. Among other items, these amounts include base salary, cash incentive awards and equity-based compensation (valued based on the grant date fair value of awards granted during 2017).
As calculated in this manner, the ratio of our CEO’s total compensation for 2017 to our median employee’s total compensation for 2017 is approximately 20 to 1.

DIRECTOR COMPENSATION PROGRAM
Pursuant to our director compensation program, our non-employee directors each receive an annual cash retainer for service on our board of directors and an additional cash retainer for service on each committee on which the director is a member. The chairman of each committee receives a higher cash retainer for such service (which is in lieu of, and not in addition to, committee member cash retainers). In addition, on the date of each annual meeting, each non-employee director who will continue in office following the annual meeting receives an RSU award with the number of shares subject to the award determined based on the closing price on the grant date. The Lead Independent Director and/or Chairman of the Board typically receives an additional RSU award. The RSU awards generally vest as to 100% of the shares on the one year anniversary of the grant date.
Historically, the annual cash fees paid and RSU awards granted to non-employee directors for service on our board of directors, and for service on each committee on which the director is a member, were as follows:

Position	Annual Fees Paid for Membership	Annual Fees Paid for Chair Position	Annual RSU Awards
Board of Directors	$40,000	$—	$100,000
Lead Independent Director / Chairman of the Board	$—	$—	$50,000
Audit Committee	$9,000	$20,000	$—
Compensation Committee	$6,000	$13,000	$—
Governance Committee	$5,000	$9,000	$—
For 2017, in an effort to further align the interests of our directors with those of our stockholders, and to preserve cash in light of our size and stage of growth, our Compensation Committee approved a change to our director compensation program which resulted in a 10% decrease in the annual cash fees paid for service on our board and on each committee, and a proportionate 10% increase in the value of the annual RSU award granted to each non-employee director.
In light of the change to our director compensation program, the current annual fees paid and awards granted to non-employee directors for service on our board of directors, and for service on each committee on which the director is a member, is as follows:

Position	Annual Fees Paid for Membership	Annual Fees Paid for Chair Position	Annual RSU Awards
Board of Directors	$36,000	$—	$110,000
Lead Independent Director/ Chairman of the Board	$—	$—	$55,000
Audit Committee	$8,100	$18,000	$—
Compensation Committee	$5,400	$11,700	$—
Governance Committee	$4,500	$8,100	$—
In addition, each person who first becomes a non-employee director, whether elected by our stockholders or appointed by our board of directors, will automatically be granted an RSU award in the amount of $200,000, with the number of shares subject to the award determined based on the closing price on the grant date. The RSU award typically vests as to 25% of the shares on each anniversary of the grant date, such that all of the shares are vested on the fourth anniversary of the grant date.
Non-employee directors also receive reimbursement for certain travel expenses and other out-of-pocket costs.

Director Compensation Paid in 2017

The following table summarizes the compensation paid to each of our non-employee directors during the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Units(2)	Total
Daniel Lemaitre	$48,600	$164,998	$213,598
Gregory D. Waller	$58,500	$110,002	$168,502
Thomas C. Wilder, III	$44,100	$110,002	$154,102
Guido J. Neels	$52,200	$110,002	$162,202
Thomas F. Zenty, III	$41,400	$110,002	$151,402
Leslie Norwalk	$44,100	$110,002	$154,102
Christopher Chavez	$41,400	$110,002	$151,402
(1) The amounts in this column reflect annual cash retainers paid for service on our board of directors and for service on each committee on which the director is a member. Annual retainers are paid in quarterly installments and prorated for any portion of a year during which a director serves.
(2) The amounts shown reflect the grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair value of the equity awards, see Note 4 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017. In accordance with applicable SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the number of shares of our common stock underlying outstanding equity awards (vested and unvested) held by each of our non-employee directors as of December 31, 2017.

Director	Shares Underlying Outstanding Equity Awards
Daniel Lemaitre	124,232
Gregory D. Waller	22,822
Thomas C. Wilder, III	35,322
Guido J. Neels	72,822
Thomas F. Zenty, III	22,822
Leslie Norwalk	29,328
Christopher G. Chavez	43,037

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our board of directors has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
Guido J. Neels
Christopher Chavez
Thomas F. Zenty, III

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL NO. 2
NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
In accordance with the applicable SEC rules, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, or a “say-on-pay” proposal, as described below. We believe it is appropriate to seek the views of our stockholders on our executive compensation program.
“Say-on-Pay” Vote
We are committed to our stockholder outreach efforts, including soliciting stockholder feedback on our executive compensation program. This is motivated, in part, by the results of our “say-on-pay” vote at our 2017 annual meeting, at which our stockholders did not approve, by advisory vote, the compensation of our named executive officers for 2016, which was an unexpected change as compared to our high approval rates in prior years. The results of the “say-on-pay” vote in 2017 caused our management team to acknowledge an even greater need for stockholder engagement as a means to facilitate a dialogue with stockholders, and improve overall stockholder understanding of and support for our executive compensation program. In response to feedback from our stockholders during our outreach efforts, we have made a number of significant changes to our executive compensation program, including a heightened focus on our pay-for-performance philosophy and certain proposed amendments to our 2015 Plan.
2017 Executive Compensation Highlights
Our overarching executive compensation goals are to align our compensation program to our business strategy, and attract and retain executives with the background and experience required to lead us forward. For 2017, we emphasized a strong pay-for-performance alignment by providing a significant portion of the overall compensation opportunity for our named executive officers in the form of performance-based compensation, which is correlated with the achievement of specific performance objectives. We believe our 2017 compensation program design was successful in striking the appropriate balance between achieving pay-for-performance alignment, and supporting retention during this critical stage of our growth.
The specific components of our executive compensation program that highlight its effectiveness are as follows:

•
Significant Portion of Total Compensation is At-Risk. A significant portion of an executive’s total compensation opportunity in 2017 was provided in the form of compensation that was at-risk rather than guaranteed. Our executive compensation program included performance-based cash bonus plan awards, performance-based restricted stock units, and time-based stock options. The value of each of these awards was subject to the achievement of specific performance conditions and/or was tied to the market price of our common stock.

•
2017 Cash Bonus Plan Awards Paid Out Significantly Below Target. For 2017, 70% of the actual cash bonus opportunity was based on achievement of pre-determined corporate financial and operational objectives. The failure to achieve the target levels of performance with respect to certain of the objectives resulted in significantly reduced bonus payouts to executives compared to both the 2017 target bonus amounts and the actual bonus amounts paid in 2016.

•
No Named Executive Officers Received Base Salary Increases. While the Compensation Committee determined that base salary increases for 2017 would have been warranted based on a peer group review, our leadership team elected not to accept base salary increases in order to preserve financial resources.

•
Performance-Based Restricted Stock Units Forfeited. The performance-based restricted stock units were designed to vest based upon our achievement relative to a global sales target for 2017. Since the threshold level was not achieved, the awards were not earned and were forfeited.

•
Time-Based Stock Options Require Long-Term Vesting to Promote Retention. For 2017, a portion of the equity awards granted to our executives were time-based option awards, which vest over a four year period subject to continued employment. Options inherently contain a performance component because the awards only have value to the recipient to the extent the value of our common stock increases during the option term. In addition, time-based awards promote executive retention because they vest over a long-term service period.

•
Amendments to 2015 Plan Reflect Sound Governance Practices. Our board of directors has approved changes to our 2015 Plan that reflect our commitment to sound governance practices, including imposing a minimum vesting period of at least 12 months for awards granted under our 2015 Plan following the amendment date, subject to certain limitations, and eliminating our ability to pay dividends on unvested shares of our common stock granted under our 2015 Plan.

For additional information about our executive compensation program, see the section entitled "Compensation Discussion and Analysis" and the related tables and footnotes.

Proposal
We are asking our stockholders to indicate their support for our executive compensation program as described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers of Endologix, Inc. as disclosed in the Compensation Discussion and Analysis section of the proxy statement for the 2018 Annual Meeting of Stockholders, and the related compensation tables and narrative disclosures.”
The results of this advisory vote are not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future executive compensation decisions.
Interest of Certain Persons in or Opposition to Matter to be Acted Upon
Other than as named executive officers in respect of whose compensation this non-binding advisory vote on executive compensation will be held, none of the following persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in this proposal: (i) any person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year, (ii) the nominee for election as a Class II director, or (iii) any associate of any of the foregoing persons.
Required Vote
The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers as set forth in this proxy statement.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and our board of directors has recommended that our stockholders ratify the appointment. KPMG audited our financial statements for the fiscal year ended December 31, 2017.
Although we are not required to submit the appointment of our independent registered public accounting firm for stockholder approval, if our stockholders do not ratify the appointment of KPMG, our Audit Committee may reconsider the appointment of KPMG. Even if the appointment is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that the change would be in the best interests of our Company or those of our stockholders.
Representatives of KPMG are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Audit Fees
The following table sets forth the aggregate fees billed to us for professional services rendered by KPMG for the fiscal years ended December 31, 2017 and 2016:

	December 31,
	2017	2016
Audit Fees(1)	$1,480,572	$2,070,107
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$138,000
All Other Fees	$—	$—
Total Fees	$1,480,572	$2,208,107
(1)Includes fees for professional services rendered for the audit of our annual consolidated financial statements and the audit of management’s assessment of the design and operating effectiveness of our internal control over financial reporting in our annual reports on Form 10-K, selected statutory audits, and reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q.
(2)Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.
(3)Includes professional services for preparation of federal and state corporation income tax returns for the year ended 2016.

Required Vote
The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Pre-Approval Policy for Non-Audit Services

Our Audit Committee reviews and pre-approves all non-audit services to be performed by our independent registered public accounting firm, subject to certain de minimis exceptions. Our Audit Committee pre-approved all of the non-audit services provided by KPMG as set forth in the table above.

PROPOSAL NO. 4
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
We are asking our stockholders to approve an amendment to our Charter to increase the number of authorized shares of our common stock from 135,000,000 to 170,000,000.  On April 12, 2018, our board of directors determined that it is advisable and in our best interests and those of our stockholders to increase our authorized shares, and has voted to recommend that our stockholders adopt an amendment to our Charter effecting the proposed increase. The number of authorized shares of our preferred stock will remain at 5,000,000 shares.
If our stockholders approve this proposal, we will amend the first four sentences of Article IV, Section (A) of our Charter to read as follows:
“This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is one hundred seventy five million (175,000,000). The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.001 per share. The number of shares of Common Stock authorized to be issued is one hundred seventy million (170,000,000), par value $0.001 per share.”
As of April 16, 2018, of the 135,000,000 currently authorized shares of our common stock, 83,996,817 shares of our common stock were issued and outstanding and 40,665,540 shares of our common stock were reserved for issuance. Shares reserved for issuance included 11,408,549 shares reserved for issuance upon the exercise of outstanding stock options, 2,079,392 shares reserved for issuance pursuant to outstanding restricted stock units, 1,087,526 shares reserved for issuance pursuant to future grants under our 2015 Plan, 761,603 shares reserved for issuance and 229,312 shares pending issuance under our 2006 ESPP, up to 3,333,333 shares that we may be required to issue to the former stockholders of Nellix as contingent consideration pursuant to the terms of the merger agreement with Nellix and the other parties thereto, 35,094 warrants assumed in connection with the merger with TriVascular, 6,470,000 warrants exercisable by Deerfield Management Company, L.P. in connection with our term loan agreement, and 15,260,731 shares initially issuable in connection with conversion of our outstanding convertible senior notes. As a result, as of April 16, 2018, we had only 10,487,643 shares of our common stock available for other corporate purposes.
Certificate of Amendment
The material terms of the amendment to our Charter are described above. This summary is qualified in its entirety by reference to the complete text of the Certificate of Amendment to our Charter, or the Certificate of Amendment. You are urged to read the actual text of the Certificate of Amendment, which is appended to this proxy statement as Appendix A and incorporated herein by reference.
Reasons for the Amendment
Our board of directors is recommending this increase in the authorized shares of our common stock primarily to give us the flexibility to issue shares of our common stock to prudently manage our business affairs. For example, the additional authorized shares would be available to: raise capital through the sale of our common stock or securities convertible into or exchangeable for shares of our common stock; attract and retain employees through the issuance of additional securities under our equity compensation plans; refinance or restructure our current or future borrowings through the issuance of shares of our common stock or securities exercisable or convertible into shares of our common stock; acquire other businesses, products, technologies or services in exchange for shares of our common stock; and pursue other transactions and corporate purposes, as determined by our board of directors from time to time to be necessary or desirable. We are seeking the amendment to our Charter to provide us with the flexibility we need to pursue strategic opportunities, while also providing us with the leverage necessary to negotiate terms that are most favorable to us and our stockholders.
Our board of directors believes that, unless the proposal to amend our Charter is approved, the limited number of authorized shares could restrict our ability to manage our capital raising needs, attract and retain employees, refinance or restructure our borrowings, or pursue other opportunistic transactions. Our board of directors further believes that increasing the total number of shares of authorized common stock will provide us with the leverage necessary to negotiate terms that are most favorable to us and our stockholders, and give us greater flexibility in responding quickly to advantageous opportunities without further approval of our stockholders (unless stockholder approval is required by applicable NASDAQ Listing Rules). Finally, our board of directors believes that the total number of shares authorized by the proposed amendment, relative to the number of shares of our common stock outstanding and reserved for issuance, is generally consistent with the number of shares authorized by other companies of our size and stage of development.

Rights of Additional Authorized Shares
Any authorized shares of our common stock, if and when issued, would be part of our existing class of our common stock and would have the same rights and privileges as the shares of our common stock currently outstanding. Our stockholders do not have preemptive rights with respect to our common stock, nor do they have cumulative voting rights. Accordingly, should we issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then-outstanding common stock would be reduced.
Potential Effects of Amendment
The proposed amendment could, under certain circumstances, have an anti-takeover effect, although that is not our intention with this proposal. For example, in the event of a hostile attempt to take control of the Company, it may be possible for us to impede the attempt by issuing shares of our common stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The ability of our board of directors to sell shares of common stock in this manner without further stockholder approval would be subject to the NASDAQ Listing Rules, which generally require stockholder approval for a transaction other than a public offering that results in a 20% or more increase in the number of shares outstanding. However, as of the date of this proxy statement, our board of directors is not aware of any attempt to take control of us, and our board of directors has not presented this proposal with the intention that it be utilized as an anti-takeover mechanism.

Effectiveness of Amendment and Board of Director's Reservation of Right
If the proposed amendment is approved and adopted by the stockholders at the annual meeting, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with filing the amendment to our Charter if, at any time prior to filing thereof, our board of directors, in its sole discretion, determines that it is no longer advisable or in our best interests. The amendment to our Charter is subject to revision for such changes as may be required by the Secretary of State of the State of Delaware and any other changes consistent with this proposal that we may deem necessary or appropriate.
Required Vote
The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting is required to approve the amendment to our Charter.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR CHARTER.

PROPOSAL NO. 5
AMENDMENTS TO THE ENDOLOGIX, INC. 2015 STOCK INCENTIVE PLAN
Overview
We are seeking stockholder approval to amend the Endologix, Inc. 2015 Stock Incentive Plan, or the 2015 Plan, to increase the number of shares of our common stock reserved under our 2015 Plan by 500,000 shares, or from 9,800,000 shares to 10,300,000 shares. In addition, although not required to be approved by our stockholders, we are seeking approval of our stockholders to amend our 2015 Plan to: (i) impose a minimum vesting period of at least 12 months for awards granted under our 2015 Plan following the date on which the amendment is adopted; (ii) eliminate our ability to provide for the payment of dividends on unvested shares of our common stock that are subject to outstanding awards granted under our 2015 Plan; and (iii) reference the adoption of our recently-approved Clawback Policy. Our board of directors has approved the amendments to our 2015 Plan, subject to stockholder approval at the Annual Meeting.
Purpose of 2015 Plan
The purpose of our 2015 Plan is to provide us flexibility with respect to our ability to attract and retain the services of qualified employees, officers and directors upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to our advancement by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in its success and increased value.
Plan Amendments
Our board of directors believes it is in the best interest of our stockholders to seek an increase in the number of shares of our common stock reserved for issuance under our 2015 Plan so that we can continue to motivate and incentivize eligible employees and non-employee directors, fulfill the objectives of our compensation strategy and align the interests of plan participants with those of our stockholders. In particular, our board of directors believes it is important that we seek an immediate increase in authorized shares to allow us to issue additional equity awards during 2018, which our board views as critical to our ability to achieve our compensation objectives and retain our existing officers and employees.
In connection with seeking an increase in the number of authorized shares, our board of directors has approved additional amendments to our 2015 Plan that we believe reflect our commitment to sound governance practices and further limit our compensation-related risks. In particular, our board of directors has approved the following additional changes to our 2015 Plan:

•
Minimum Vesting Requirement: Impose a minimum vesting period of at least 12 months for awards granted under our 2015 Plan following the date on which the amendment is adopted, subject to certain limitations. This vesting condition will require that the participant receiving the grant remain employed by us for at least 12 months before being able to realize any value from an equity award, thus promoting retention of the participant.

•
No Dividends on Unvested Awards: Eliminate our ability to provide for the payment of dividends on unvested shares of our common stock that are subject to outstanding awards granted under our 2015 Plan.

•
Clawback Policy: Reference the adoption of our Clawback Policy, and allow for the inclusion of other clawback, recovery or recoupment provisions in the relevant award agreements, including a reacquisition right upon the occurrence of certain events.

Although we are not required to seek stockholder approval of these additional amendments under our 2015 Plan, or under applicable NASDAQ Listing Rules, we believe it is important to solicit this approval as part of our ongoing stockholder engagement efforts. If our stockholders do not approve this proposal, our board of directors may reconsider the adoption of these amendments. However, our board of directors may also elect to proceed with adopting one or more of the amendments (other than the amendment to increase the number of shares, which requires the approval of our stockholders) if it determines that the amendments would be in the best interests of our Company or those of our stockholders.
Reasons for Requested Share Increase
In considering our recommendation to increase the number of shares of our common stock reserved for issuance under our 2015 Plan by 500,000 shares, our board of directors considered a number of factors, including: the significant reduction in the trading price of our common stock over the past two years, which has caused the majority of our outstanding stock options to be “out-of-

the-money”; the need to retain and incentivize our officers and employees at a critical stage of our growth and at a time when our stock price has been volatile; and our historical and projected equity grant practices.
Notably, the average number of shares underlying equity awards granted by our Compensation Committee on an annualized basis over the past three years (net of shares canceled or forfeited) is approximately 3,800,000 shares, which is generally consistent with the net amount of equity awards we expect to issue under our compensation program in 2018. Accordingly, the 500,000 shares being requested in this proposal reflects only a small portion of the actual number of awards we expect to grant to meet our compensation objectives. However, in seeking approval for this limited number of shares, our board of directors took into account the potential impact of the Exchange Program, for which we are seeking stockholder approval in Proposal 6. Pursuant to the Exchange Program, eligible participants would be entitled to surrender certain out-of-the-money options for cancellation in exchange for a grant of a lesser number of restricted stock units. In determining the requested number of shares, our board of directors assumed the Exchange Program will be adopted by our stockholders and that, based on an assumed 80% participation rate in the program, approximately 2,200,000 shares would be returned to our 2015 Plan and made available for future grant (after taking into account the grant of restricted stock units in exchange for options under the program). However, in the event the Exchange Program is not adopted, or if the rate of participation in the program is significantly lower than we expect, it may be necessary for us to seek stockholder approval for additional shares under our 2015 Plan in order to meet our compensation objectives.Our board of directors also took into account certain additional criteria relating to the potential impact of the amendments to our 2015 Plan on our stockholders. For example, our board of directors considered the amount of the share increase relative to both the total number of shares of our common stock outstanding, as well as our fully-diluted shares outstanding. Our board of directors also took into consideration that virtually all of the stock options granted under our 2015 Plan prior to August 2017 are currently “out-of-the-money” and therefore do not provide any meaningful incentive or retention benefits to our current employees and non-employee directors. In light of the foregoing, our board of directors believes the additional share request to be appropriate and necessary to meet the objectives of our equity compensation program.
Assuming that this proposal is adopted, and further assuming that the Exchange Program is approved and approximately 2,200,000 shares would be returned to our 2015 Plan and made available for future grant (after taking into account the grant of restricted stock units in exchange for options under the program), we estimate the shares authorized for issuance under our 2015 Plan would be sufficient to grant awards for approximately one year. However, our actual share usage is dependent on a number of important variables, including the future trading price of our common stock, our hiring and promotion activity, our retention needs, and market practices within our industry and geographic region. As a result, the share reserve under our 2015 Plan could last for a longer or shorter period of time than we currently expect.
Description of our 2015 Plan (as amended)
The material terms of our 2015 Plan, as amended, are outlined below. This summary is qualified in its entirety by reference to the complete text of our 2015 Plan, as amended. You are urged to read the actual text of our 2015 Plan, as amended, which is appended to this proxy statement as Appendix B and incorporated herein by reference.
General. Our 2015 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, stock payment awards, restricted stock units and dividend equivalents. Participants in our 2015 Plan may be granted any one or more of these equity awards, as determined by our board of directors.
Shares Reserved for Issuance. As of April 16, 2018, (i) options exercisable for 4,465,002 shares of our common stock with a weighted average exercise price of $8.65 and a weighted average remaining term of 5.25 years were outstanding, (ii) time-based restricted stock units covering 1,439,134 shares of our common stock were outstanding, (iii) performance-based restricted stock units covering 404,769 shares of our common stock were outstanding, and (iv) 1,087,526 shares of our common stock were reserved for future grant under our 2015 Plan. If this proposal is adopted, an aggregate of up to 1,587,526 shares of our common stock may be issued under our 2015 Plan, not taking into account any shares that may be returned to the plan and made available for future issuance pursuant to the Exchange Program. If the Exchange Program is adopted by our stockholders, and if an assumed 2,200,000 shares are returned to our 2015 Plan and made available for future grant (after taking into account the grant of restricted stock units in exchange for options under the program), an aggregate of 3,787,526 shares of our common stock would be available for future grant under the plan. This amount is subject to change based on the level of participation in the Exchange Program.
Administration. Our board of directors has delegated administration of our 2015 Plan to our Compensation Committee. The members of our Compensation Committee satisfy the requirements for (i) an "independent director" for purposes of the applicable NASDAQ Listing Rules, (ii) a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act and (iii) an “outside director” under Section 162(m) of Code. Our Compensation Committee has the powers and authority as may be necessary or appropriate to carry out the functions of the administrator. Subject to the express limitations of our 2015 Plan, the administrator has the authority to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions, duration and all other terms of an award. The administrator may prescribe, amend and rescind rules and regulations relating to our 2015 Plan. All interpretations, determinations and actions by the administrator in good faith shall be final, conclusive and binding upon all parties. Additionally, to the extent permitted by law, the administrator may delegate to one or more of our officers or directors the ability to grant and determine terms and conditions of awards under our 2015 Plan to certain employees.
Eligibility. Our employees, officers, directors, consultants and other service providers are eligible to receive each type of award available under our 2015 Plan, except that only our employees (including members of our board of directors who are also our employees) are eligible to receive incentive stock options under our 2015 Plan. Our directors and officers are eligible to participate in our 2015 Plan, and have a substantial direct interest in the approval of our 2015 Plan. As of April 16, 2018, approximately 650 persons were eligible to participate in our 2015 Plan.
Types of Awards under our 2015 Plan
Our 2015 Plan includes the following types of equity compensation awards: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock award, restricted stock units, dividend equivalents and stock payment awards, all of which are described below.
Stock Options. Stock options granted under our 2015 Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Code. The exercise price per share of a stock option shall not be less than the fair market value of our common stock on the date the option is granted, provided that if the person to whom an incentive stock option is granted beneficially owns 10% of our outstanding common stock on the date of the grant, the exercise price shall not be less than 110% of the fair market value on the date the option is granted, subject to certain exceptions. A stock option may be subject to such vesting and exercisability requirements as specified by the administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion, or a combination of both. The administrator shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted.
Stock Appreciation Rights. A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing shall be made either in cash or in shares of our common stock, as determined by the administrator in its discretion. If payment is made in shares of our common stock, such shares shall be valued at their fair market value on the date of exercise or payment, subject to applicable tax withholding requirements and to the conditions set forth in the award agreement. A stock appreciation right may be subject to such vesting and exercisability requirements as specified by the administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion, or a combination of both. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right shall not be less than the fair market value of the shares of our common stock on the date the right is granted.
Restricted Stock. Restricted stock awards are shares issued under our 2015 Plan that are subject to restrictions on transfer and vesting requirements as determined by the administrator. The restrictions imposed on shares granted under a restricted stock award lapse in accordance with the vesting requirements specified in the award agreement. The vesting requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion, or a combination of both. If the vesting requirements of a restricted stock award are not satisfied, the award will be forfeited and the unvested shares of our common stock subject to the award will be returned to us (or, to the extent the participant paid for the shares of our common stock, we have the right to repurchase such shares from the participant at the original purchase price). Subject to the provisions of our 2015 Plan and the applicable award agreement, the participant has all rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
Restricted Stock Units. The value of each restricted stock unit is equal to one share of our common stock on the applicable date or time period of determination, as specified by the administrator. A grant of restricted stock units is subject to such restrictions and conditions as may be determined by the administrator. On the date the award is granted, the administrator determines the vesting requirements with respect to a stock unit award, which is set forth in the award agreement. Vesting requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator, or a combination of both. A restricted stock unit will become payable to a participant at the time or times set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a restricted stock unit award is made in shares of our common stock, and is subject to applicable tax withholding requirements. The participant does not have any rights as a stockholder with respect to the shares subject to a restricted stock unit award until shares of our common stock are delivered to the participant pursuant to the terms of the award agreement.
Stock Payment Awards. A stock payment award may be granted for any valid purpose as determined by the administrator. A stock payment award granted to a participant represents shares of our common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in our 2015 Plan and the award agreement. The administrator may, in connection with any stock payment award, require the payment of a specified purchase price. Subject to the provisions of our 2015 Plan and the applicable award agreement, upon the issuance of our common stock under a stock payment award the participant has all rights of a stockholder with respect to the shares of our common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
Dividend Equivalents. A dividend equivalent is a right to receive payments equivalent to the amount of dividends paid by us to holders of shares of our common stock with respect to the number of dividend equivalents held by the participant. The dividend equivalent may provide for payment in our common stock or in cash, or a fixed combination of our common stock or cash, or the administrator may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Dividend equivalents may be granted only in connection with a grant of restricted stock units and shall be subject to the vesting conditions that govern restricted stock units as set forth in the applicable award agreement. The accrual of dividends or dividend equivalents will only be payable to a participant to the extent that any shares of our common stock underlying a participant’s award have vested, and no dividends or dividend equivalents shall be paid on options or stock appreciation rights. See the section entitled "No Dividends on Unvested Awards" below.
Certain Features of our 2015 Plan
Payment of Exercise Price or Purchase Price. The payment of the exercise price for stock options, or the purchase price for shares of restricted stock, shares covered by restricted stock units, or stock payment awards may be made, in the discretion of the administrator, through a variety of methods more particularly described in our 2015 Plan, including payment by (i) cash, (ii) check, (iii) delivery of shares of our common stock (provided that any shares acquired pursuant to exercise of options have been held by the participant for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes), such surrendered shares valued at the fair market value of our common stock on the date of exercise or purchase, (iv) waiver of compensation due to the participant for services rendered or (v) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.
Transferability of Awards. All incentive stock options are nontransferable except upon the participant’s death by will or the laws of descent or distribution or pursuant to the terms of certain domestic relations orders. In the case of awards other than incentive stock options, the administrator may provide, in its discretion, for the transfer of all or part of the award to a participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933, as amended, or the Securities Act).
Adjustments to Awards Upon Certain Changes in Capitalization. In the event that the outstanding shares of our common stock are increased or decreased or exchanged for a different number or kind of shares or our other securities by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in our capital structure, then the administrator will make adjustments to the aggregate number and kind of shares subject to our 2015 Plan, the number and kind of shares and the exercise price per share subject to outstanding awards, and the maximum share limitations, as applicable, all in order to preserve, as nearly as practical, but not to increase, the benefits to the participants.
Occurrence of Corporate Transaction. Our 2015 Plan provides that in order to preserve a participant’s rights in the event of certain transactions constituting a change in control of our company, the administrator shall have the discretion to provide in each award agreement the terms and conditions that relate to the vesting of such award in the event of a change in control of our Company and the assumption of such awards or the issuance of comparable securities under an incentive program in the event of such occurrence. The terms and conditions of each award agreement may vary. If the terms of an outstanding option or stock appreciation right provide for accelerated vesting in the event of a change in control, or to the extent that an award is vested and not yet exercised, the administrator may provide, in connection with the change in control transaction, for the purchase or exchange of each option or stock appreciation right for cash or other property. All outstanding option and stock appreciation rights will terminate and cease to be exercisable upon the consummation of a change in control except to the extent that the options or stock appreciation rights are assumed by a successor entity (or parent) pursuant to the terms of such transaction.

No Dividends on Unvested Awards. If this proposal is adopted, our 2015 Plan will eliminate the ability of the administrator to provide for the payment of dividends or dividend equivalents with respect to any shares of our common stock subject to an outstanding award granted under our 2015 Plan that has not vested. For any such award, the administrator may provide only for the accrual of dividends or Dividend Equivalents that will not be payable to a participant unless and until, and only to the extent that, such award vests. No dividends or dividend equivalents shall be paid on options or stock appreciation rights.
Minimum Vesting Requirement. If this proposal is adopted, our 2015 Plan will impose a minimum vesting period of at least 12 months on any awards granted under our 2015 Plan following the date on which the amendment is adopted, provide that up to five percent (5%) of the shares subject to these awards may be issued without being subject to this minimum vesting period.
Performance Criteria. Our 2015 Plan includes a number of performance criteria that may be used to determine whether and to what extent the shares covered by an award have vested. The administrator has the discretion to specify whether the criteria will be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to the previous years’ results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant. The performance criteria may be stated as either target amounts, or as a percentage increase over a base period amount, and may be based upon any one or a combination of the following:

•	sales;

•	gross margin;

•	operating income;

•	pre-tax income;

•	earnings before interest, taxes, depreciation and amortization;

•	earnings per share of our common stock on a fully-diluted basis;

•	our consolidated net income divided by the average consolidated common stockholders’ equity;

•	cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

•	adjusted operating cash flow return on income;

•	cost containment or reduction;

•	the percentage increase in the market price of our common stock over a stated period;

•	return on assets;

•	new product introductions;

•	obtaining regulatory approvals for new or existing products; and

•	individual business objectives.

Recovery. If this proposal is adopted, our 2015 Plan will be amended to reference our Incentive Compensation Clawback Policy, which was recently adopted by our board of directors, and to allow the administrator to impose other clawback, recovery or recoupment provisions in any award agreements, including a reacquisition right upon the occurrence of certain events, as the administrator determines necessary and appropriate.

Summary of U.S. Federal Income Tax Consequences of our 2015 Plan

The following is a brief summary of the material federal income tax consequences of participation in our 2015 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in our 2015 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.
Incentive Stock Options. A participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive stock option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.
A participant who is subject to the alternative minimum tax in the year of exercise of an incentive stock option may be able to claim, as a credit against the participant’s regular tax liability in future years, all or a portion of the amount of alternative minimum tax paid that is attributable to the exercise of the incentive stock option. This credit is generally available in the first year following the year of exercise in which the participant has a regular tax liability.
Gain realized by a participant upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the participant disposes of the shares (including by gift) less than two years after the date of grant or less than one year after the date of exercise, or a disqualifying disposition, the participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. However, certain transfers may not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon death. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will generally be entitled to a tax deduction in an amount equal to the amount the participant must recognize as ordinary income.
Non-Qualified Stock Options. Generally, no taxable income is recognized by a participant upon the grant of a non-qualified stock option or at the time or times a non-qualified stock option becomes vested where the exercise price of such option is no less than the fair market value of the stock underlying such option at the time such option is granted. Under our 2015 Plan, the exercise price for all options must be at least equal to the fair market value of the stock underlying such options at the time of the grant. Upon exercise, however, the participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the participant who is our employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to pay the taxes due, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the participant on the already-owned shares exchanged (however, the participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the participant plus the amount of income recognized by the participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).
Restricted Stock. If no Section 83(b) election is made and we retain repurchase rights, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If a Section 83(b) election is made within 30 days after the date of transfer, or if we do not retain any repurchase rights, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
Stock Appreciation Rights. Generally no taxable income is recognized by a participant receiving a stock appreciation right at the time the stock appreciation right is granted or at the time or times a stock appreciation right becomes vested where the base price of a stock appreciation right is no less than the fair market value of the stock underlying such stock appreciation right at the time such option is granted. Under our 2015 Plan, the base value for all stock appreciation rights must be at least equal to the fair market value of the stock underlying such stock appreciation rights at the time of the grant. If the participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If the participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time such amount is received. We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.
Restricted Stock Unit, Stock Payment Awards and Dividend Equivalents. Grants of restricted stock units, stock payment awards and dividend equivalents are generally subject to ordinary income tax at the time of payment.
Tax Withholding. Under our 2015 Plan, we have the power to withhold, or require a participant to remit to it, an amount sufficient to satisfy federal, state and local withholding tax requirements with respect to any award granted under our 2015 Plan. To the extent permissible under applicable tax, securities, and other laws, the administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in whole or in part, by (i) directing us to apply shares of our common stock to which the participant is entitled pursuant to an award or (ii) delivering to us shares of our common stock owned by the participant.
Tax Deduction Limitation. Section 162(m) of the Code disallows a tax deduction to public companies for compensation paid in excess of $1,000,000 to “covered employees” as defined under Section 162(m). Prior to its amendment by the Tax Cuts and Jobs Act, or the TCJA, which was enacted December 22, 2017, there was an exception to this $1,000,000 deduction limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1,000,000 compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year. Our Compensation Committee maintains a practice of considering the anticipated tax treatment to our Company in its review and establishment of compensation programs and awards. Our Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, taking into account the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing stockholder value.
Deferred Compensation. Any deferrals made under our 2015 Plan, including awards granted under our 2015 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, and other awards that provide the participant with an opportunity to defer recognition of income. We intend to structure any awards under our 2015 Plan to meet the applicable tax law requirements, including under Section 409A, in order to avoid adverse tax consequences to participants or us.
New Plan Benefits
If our stockholders approve the amendment to our 2015 Plan, the number of shares of our common stock issuable pursuant to the terms of our 2015 Plan will be available for awards to all eligible plan participants. Neither our board of directors nor our Compensation Committee has approved any awards under, or subject to, our 2015 Plan as proposed to be amended. As a result, neither the number nor types of future awards under our 2015 Plan to be received by or allocated to particular participants is presently determinable.
Required Vote
The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendments to our 2015 Plan described herein.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE ”FOR” APPROVAL OF THE AMENDMENTS TO THE ENDOLOGIX, INC. 2015 STOCK INCENTIVE PLAN.

Securities Authorized for Issuance under Equity Compensation Plans
The following table set forth certain information regarding outstanding options, rights and shares reserved for future issuance under our existing equity compensation plans as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(6)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders:
2015 Stock Incentive Plan, as amended(1)	8,639,350	$6.51	856,530
2006 Stock Incentive Plan, as amended(2)	3,915,472	$9.66	—
2006 Amended and Restated Employee Stock Purchase Plan	—	$—	990,915
Equity compensation plans not approved by security holders:
Inducement Grants to New Employees in Connection with TriVascular Merger(3)	1,130,148	$7.56	—
2017 Inducement Plan(4) (5)	246,957	$5.30	1,719,081
Total	13,931,927		3,566,526

(1)	Includes 1,691,435 restricted stock units.

(2)	Includes 255,602 restricted stock units.

(3)	Includes 132,802 restricted stock units.

(4)
On October 27, 2017, our board of directors adopted our 2017 Inducement Stock Incentive Plan, which provides for the grant of equity-based awards in the form of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units.

(5)	Includes 56,604 restricted stock units.

(6)	Calculation excludes restricted stock units.

PROPOSAL NO. 6
STOCK OPTION EXCHANGE PROGRAM
Overview

We are seeking stockholder approval of a proposed one-time stock option exchange program, or the Exchange Program, for our employees, other than our named executive officers, which we refer to as the Eligible Participants. None of the members of our board of directors or our named executive officers would be eligible to participate in the Exchange Program. If implemented, the Exchange Program would permit Eligible Participants to surrender out-of-the-money, or “underwater”, options with an exercise price of $6.50 or greater, which we refer to as Eligible Options, for cancellation in exchange for a grant of a lesser number of new restricted stock units that may be settled for shares of our common stock under our 2015 Plan.

Approval of the Exchange Program will enable us to leverage underwater outstanding stock options, for the purposes for which they were originally intended, which is primarily to motivate and retain our employees and assist us in achieving the objectives of our compensation program. In addition, the Exchange Program will allow us to reduce the number of shares subject to outstanding equity awards as compared to the total number of shares of our outstanding common stock, which we refer to as our equity award overhang, through the cancellation of outstanding stock options that currently provide no meaningful retention or incentive value to our employees.

The Exchange Program is subject to the approval of our stockholders under applicable NASDAQ Listing Rules.

Our board of directors believes that the Exchange Program is in the best interests of our Company and those of our stockholders and employees for the reasons described below.

Reasons for the Exchange Program

Since 2013, we have experienced a steady decline in our stock price. We believe our stock price decline has been the result of various market forces and other factors, some of which are largely out of our control, including increased competition within our industry, the delay in obtaining regulatory approvals for new products, increased pressure on our margins and liquidity position, and the impact of litigation and regulatory matters. The closing price of our common stock has fallen from $18.85 per share in December 2013 to a low of $3.79 per share in February 2018. A significant majority of our outstanding options have exercise prices that exceed, in many cases significantly, the recent trading prices of our common stock. As of March 31, 2018, approximately 86% of outstanding stock options held by Eligible Participants were underwater and 61% have exercise prices of $6.50 per share or higher. Of the options eligible to participate in the Exchange Program, approximately 65% were granted two years or more prior to the anticipated date of commencement of the option exchange, which is June 15, 2018.

Stock incentive awards are an essential part of our total compensation structure, and when there is a significant decline in the price of our common stock, it has a meaningful impact on the total compensation actually earned by our employees. We rely on our employees to help us achieve our business plans and strategic objectives. A significant number of the stock options granted to our employees in recent years have lost their economic benefit to these employees, thereby eroding their effectiveness as an economic incentive to remain in our employ, while nevertheless creating potential dilution to our stockholders. Many of our employees have been working for us for a number of years and have developed skills or knowledge that would be difficult to replace. An effective and competitive incentive program is critical to the success of our business to motivate key employees and reward their contributions by allowing them to benefit from increases in the value of our shares. As eligible stock options have been out-of-the-money for an extended period of time, employees have not been able to receive value by exercising them. If our share price remains at current levels, existing stock options will continue to have little value due to the significant difference between the current trading price and the exercise prices of outstanding stock option awards. As a result, our equity awards will not serve as an effective incentive to retain and motivate key employees.

Additionally, under applicable accounting rules, we are required to continue to recognize compensation expense related to these underwater stock options as they vest, even if they are never exercised because they remain underwater and do not fully provide the intended incentive and retention benefits. We believe the Exchange Program will allow us to recapture retentive and incentive value from the compensation expense that we record in our financial statements with respect to certain Eligible Options.

By replacing underwater options that have diminished retention or incentive value with new restricted stock units that will provide both enhanced retention and incentive value while incurring only incremental compensation expense, we will be able to use our available equity award resources more efficiently.

Our board of directors believes the Exchange Program is in our best interests and those of our stockholders, as replacement restricted stock units received under the program will provide added incentive to motivate and retain talented employees. In addition, the Exchange Program will provide the opportunity to reduce our “overhang” of outstanding options, allow us to make better use of the compensation costs we incur from our outstanding option awards, and make available more shares under our 2015 Plan for future issuance of awards to valued employees. Indeed, the potential adoption of the Exchange Program is a significant factor considered by our board of directors in recommending only a 500,000 share increase under our 2015 Plan pursuant to Proposal 5.

Beginning in June 2017, our Compensation Committee engaged Radford, an independent compensation consultant, to perform a comprehensive evaluation of a stock option exchange program. As part of this evaluation, our Compensation Committee identified the likely participants in an exchange program, and evaluated the value of the equity awards to be exchanged, the general parameters of an exchange program, the potential impact of an exchange program on our current hiring and retention goals. We determined that an exchange program pursuant to which employees, excluding named executive officers, could exchange their underwater stock options for a lesser number of restricted stock units was the most attractive alternative for several reasons, including the following:

•
The Exchange Program will allow us to obtain value for previous compensation expense. We have incurred compensation expense in respect of our current stock option awards despite employees being unable to enjoy any benefits through the exercise of the stock options. We believe the Exchange Program is reasonable and balanced because fewer shares would be reserved for issuance for restricted stock units , the awards would vest in equal installments over a three-year period from the date of grant and would not be expected to have significant adverse impact on our reported earnings, and fully vested stock options may be surrendered for unvested restricted stock unit awards, which offers the potential for a significant positive impact on retention, motivation and performance.

•
The Exchange Program will reduce our “equity award overhang”. Outstanding stock options cannot be removed from our equity award overhang until they are exercised, expire or the employee who holds them has left our employment. Under the proposed Exchange Program, Eligible Participants will receive significantly fewer replacement restricted stock units in exchange for their surrendered stock options, which will reduce overall the number of shares underlying outstanding equity awards. Based on the assumptions described below, if all Eligible Options are exchanged, stock options to purchase approximately 5,050,000 shares will be surrendered and canceled, while replacement restricted stock unit awards covering approximately 1,430,000 shares will be granted. Accordingly, the Exchange Program could result in a significant reduction in our outstanding equity awards. All Eligible Options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

•
Reduce pressure for additional equity awards or additional cash compensation; reduce risks related to the price of our common stock. If we are unable to address the concerns raised by our underwater stock options (such as by conducting the Exchange Program), we may find it necessary to grant a significant number of equity awards or provide additional cash compensation to our employees above and beyond our ongoing equity grant and compensation practices to provide renewed incentives to our employees, achieve our employee retention objectives, and meet the requirements of our compensation program. These additional awards would increase our compensation expense. Additionally, using incremental cash compensation to replace underwater stock options may have a material adverse effect on our available cash resources. Further, given the recent volatility of and prolonged decline in the price of our common stock, and under the circumstances in which an exchange would be conducted, we believe restricted stock units provide greater retention and compensation value than stock options.

•
The reduced number of shares subject to the stock options will increase shares available under our 2015 Plan. Under the Exchange Program, shares subject to the Eligible Options that are surrendered will return to the pool of shares available for future grant under our 2015 Plan. As discussed above, if all Eligible Options are exchanged, stock options to purchase approximately 5,050,000 shares will be surrendered and canceled, while replacement restricted stock unit awards covering approximately 1,430,000 shares will be granted. Pursuant to our 2015 Plan, the number of shares available for grant under the plan will be reduced by 1.6 shares of common stock for each share granted pursuant to a restricted stock unit award, meaning that an aggregate of approximately 2,300,000 shares will be deemed to be issued under our 2015 Plan. Accordingly, if all Eligible Options are exchanged, it will result in a net increase in the number of shares available for grant under our Plan of approximately 2,750,000 shares. If instead only 80% of the Eligible Options are exchanged, it will result in approximately 2,200,000 shares being returned to the pool of shares. This return of shares will constitute an efficient use of the shares available for future issuance, and represents one of the most significant factors considered by our board of directors in recommending only a 500,000 share increase under our 2015 Plan pursuant to Proposal 5.

As a result, we determined that a program under which Eligible Participants could exchange out-of-the-money stock options for a lesser number of restricted stock units was the most attractive means available to us to restore incentives for our employees.

Summary of the Exchange Program Features

Eligible Options. Only stock options with a per share exercise price of $6.50 or greater will be eligible to be exchanged for restricted stock units. We anticipate that, on the option exchange commencement date, $6.50 will be the 52-week intra-day high. Also, the threshold exercise price of $6.50 represents a 55% premium over our 30-day trailing average stock price as of March 31, 2018. As of March 31, 2018, the number of outstanding Eligible Options was approximately 5,050,000 shares.

Establishment of a New Vesting Period. New restricted stock units will be subject to a new vesting period whereby these awards will vest in equal installments over a three-year period from the date of grant. The new vesting period supports the retentive value of the new awards and acknowledges that employees may be surrendering fully-vested but significantly underwater awards.

Eligible Participants. We intend to make the Exchange Program available to all of our employees, excluding our named executive officers. To be eligible, an employee must be employed by us or one of our subsidiaries both at the time the Exchange Program starts and on the date on which the surrendered stock options are canceled and the restricted stock units are granted to replace them. For eligible employees in some non-U.S. jurisdictions, in the discretion of our Compensation Committee, eligible stock options may be exchanged for a form of award other than restricted stock units, if granting of restricted stock units under the Exchange Program raises local regulatory, tax, accounting or administrative concerns. As of March 31, 2018, there were approximately 300 Eligible Participants. None of the members of our board of directors would be eligible to participate in the Exchange Program. Because the Exchange Program is designed to improve the retentive element of our equity-based awards, former employees would be excluded from participating in the Exchange Program.

Participation in the Exchange Program. Eligible Participants do not have to participate in the Exchange Program and participation in the Exchange Program is voluntary. Eligible Participants will have an election period of at least 20 business days from the start of the Exchange Program in which to determine whether they wish to participate. Upon the commencement of the Exchange Program, eligible employees holding Eligible Options will receive printed exchange offer materials explaining the precise terms and timing of the Exchange Program. If an Eligible Participant does not elect to participate in the Exchange Program, then his or her eligible stock options will remain outstanding in accordance with their current terms.

Implementation of the Exchange Program Following Stockholder Approval. If we receive the required stockholder approval, the Exchange Program will be commenced within 12 months of the date of stockholder approval. The actual implementation date within that 12-month period will be determined by our Compensation Committee. If the Exchange Program does not commence within this time frame, we will not conduct the Exchange Program without again seeking stockholder approval. Our board of directors reserves the right to amend, postpone, or under certain circumstances cancel the Exchange Program once it has commenced.

Exchange Ratio. Exchange ratios will be utilized and designed to result in grants of new restricted stock units with a fair value, for accounting purposes, that will be approximately equal to the fair value of the Eligible Options that are surrendered in the exchange. Shortly before the start of the Exchange Program, our Compensation Committee will determine exchange ratios by assigning an average exchange ratio to each of the pools of vested and unvested stock options, depending on the fair market value of our common stock on the determination date (which is expected to be the closing price of our common stock on that date).

The exchange ratios will be determined with reference to the fair value of the eligible vested and unvested stock options (calculated using the Black-Scholes option valuation model) within the relevant grouping. In determining fair value, the Black-Scholes model takes into account many variables and estimates, such as our current stock price, the volatility of the price of our common stock, and the remaining term of an eligible stock option. Setting the exchange ratios in this manner is intended to result in the issuance of replacement restricted stock units that have an aggregate fair value approximately equal to the aggregate fair value of the surrendered options they replace. This will minimize any additional compensation cost that we must recognize on the new restricted stock units, other than compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

Although the exchange ratios cannot be determined now, we can provide an example based on certain assumptions regarding the start date of the offer to exchange, and the fair market value of our common stock. The following exchange ratios are provided solely as an example of how we would determine the exchange ratio if we were commencing the exchange offer based on a $4.23 share price as of March 31, 2018. The total number of new restricted stock units an Eligible Participant will receive with respect to a surrendered Eligible Option will be determined by converting the number of shares underlying the surrendered Eligible Option according to the exchange ratio and rounding down to the nearest whole share. The exchange ratio will be applied on a grant-by-grant basis.

Sample Exchange Ratios for Eligible Options

Exercise Price	Option Shares Outstanding	Weighted Average Remaining Life	Exchange Ratio	New Restricted Stock Units
$6.50-$8.00	3,290,741	7.96	3.00 to 1	1,096,914
$8.01-$14.99	1,353,299	5.95	5.00 to 1	270,660
$15.00 and Up	410,699	6.12	7.00 to 1	58,671

The foregoing exchange ratios are provided solely as an example. We will apply substantially similar methodology once these factors are decided closer to the time of commencement of the Exchange Program.

The Eligible Options surrendered for exchange will be canceled and all shares of common stock that were subject to such surrendered stock options will again become available for future awards under our 2015 Plan.

Effect on Stockholders. The Exchange Program is designed to provide renewed incentives and motivate the Eligible Participants to continue to create stockholder value and is also designed to reduce the number of shares currently subject to outstanding stock options, thereby avoiding the dilution in ownership that normally results from supplemental grants of new stock options or other awards. We are unable to predict the precise impact of the Exchange Program on our stockholders because we cannot predict which or how many employees will elect to participate in the Exchange Program, nor can we predict which or how many Eligible Options such employees will elect to exchange.

Effect on our 2015 Plan. If all of the Eligible Options are exchanged for restricted stock units in accordance with the assumed exchange ratios, eligible stock options for approximately 5,050,000 shares would be surrendered and canceled, and approximately 1,430,000 restricted stock units would be issued. Pursuant to our 2015 Plan, the number of shares available for grant under the plan will be reduced by 1.6 shares of common stock for each share granted pursuant to a restricted stock unit award, meaning that an aggregate of approximately 2,300,000 shares will be deemed to be issued under our 2015 Plan. As a result, there would be a net increase in the number of shares remaining available for grant under our 2015 Plan of approximately 2,750,000 shares.

Summary of U.S. Federal Income Tax Consequences of Exchange Program for Participating Employees

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Exchange Program. A more detailed summary of the applicable tax considerations for participants will be provided in the exchange offer materials that will be made available to employees upon the commencement of the Exchange Program. The law and regulations themselves are subject to change, and the U.S. Internal Revenue Service is not precluded from adopting a contrary position. The exchange of eligible stock options for restricted stock units pursuant to the Exchange Program should be treated as a non-taxable exchange and we and participating employees generally should recognize no income for U.S. federal income tax purposes upon the surrender of eligible stock options and the grant of restricted stock units. However, the tax consequences for participating employees outside the U.S. may differ.

Accounting Impact

Under ASC Topic 718, Compensation - Stock Compensation, we expect to recognize the unamortized compensation cost of the surrendered stock options as well as any incremental compensation cost of the restricted stock units granted in the Exchange Program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each restricted stock unit granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option grant surrendered in exchange for such awards, measured immediately before the exchange. This expense will be recognized ratably over the vesting period of the restricted stock units. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of employment, the expense for the forfeited restricted stock units will be reversed and will not be recognized; however, we would recognize any unamortized compensation expense from the surrendered stock options which would have been recognized under the original vesting schedules.

Overall Effect of Exchange Program

Because the decision whether to participate in the Exchange Program is completely voluntary, we are not able to predict how many employees will elect to participate, how many stock options will be surrendered for exchange, or the number of restricted stock units that may be granted in exchange for stock options under the program.

Implementation of the Exchange Program

We have not commenced the Exchange Program and we will not do so unless our stockholders approve this proposal. If our stockholders approve this proposal, and our board of directors determines to proceed to implement the Exchange Program, we expect the Exchange Program to commence within 12 months of the date of stockholder approval of the proposal. If the Exchange Program does not commence within this time frame, we would not conduct another stock option exchange program without first seeking stockholder approval. The date on which the Exchange Program would commence is currently anticipated to be June 15, 2018. Even if the Exchange Program is approved by our stockholders, our board of directors will retain the authority, in its discretion, to terminate, amend or postpone the Exchange Program at any time prior to expiration of the election period under the Exchange Program.

Upon the commencement of the Exchange Program, Eligible Participants holding Eligible Options will receive written materials in the form of an “Offer to Exchange” explaining the precise terms and timing of the Exchange Program. At or before the commencement of the Exchange Program, we will file an Offer to Exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible Participants, as well as stockholders and members of the public, will be able to obtain the Offer to Exchange and other documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov. The tender offer that we will commence in connection with the Exchange Program is referred to herein as the “Exchange Offer.” Eligible Participants will be given at least 20 business days to elect to surrender their Eligible Options in exchange for restricted stock units, which period may be extended by us subject to our compliance with applicable law. Once the offer to exchange is closed, Eligible Options that were surrendered for exchange will be canceled, and our board of directors will approve grants of restricted stock units to participating Eligible Participants in accordance with the established exchange ratios. All such restricted stock units will be granted under our 2015 Plan and will be subject to the terms of such plan and a restricted stock unit agreement to be entered into between us and each participant.

While the terms of the Exchange Program are expected to be materially similar to the terms described above, we may find it necessary or appropriate to change the terms of the Exchange Program to take into account our administrative needs, requirements of applicable law, accounting rules, and our policy decisions that make it appropriate to change the Exchange Program. We also may alter the method of determining the exchange ratios if we decide that there is a more efficient and appropriate way to set the ratios while still continuing to achieve the objectives of the Exchange Program. However, we will not permit named executive officers or directors to participate in the Exchange Program, nor will we permit stock options priced below the 52-week intra-day high of our common stock at the launch of the Exchange Program to be exchanged.

Additionally, we may decide not to implement the Exchange Program even if stockholder approval of the Exchange Program is obtained, or we may amend or terminate the Exchange Program once it is in progress. The final terms of the Exchange Program will be described in an offer to exchange that will be filed with the SEC at or before commencement of the Exchange Program. Stockholders, as well as members of the public, will be able to access the offer to exchange and other documents we file with the SEC free of charge on the SEC’s web site at www.sec.gov. Although we do not anticipate that the staff of the SEC will require us to materially modify the terms of the Exchange Program, it is possible that we may need to alter the terms of the Exchange Program to comply with comments from the SEC. Changes in the terms of the Exchange Program may also be required for tax purposes for U.S. tax residents as the tax treatment of the Exchange Program is not entirely certain. It is also possible that we may need to make modifications to the terms offered to employees in countries outside the U.S. to comply with local requirements, or for tax or accounting reasons. Our Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the Exchange Program for purposes of complying with comments from the SEC or optimizing the U.S. federal or foreign tax consequences.

Financial Statements

Our financial statements are incorporated by reference from our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 13, 2018.

Interest of Certain Persons in or Opposition to Matter to be Acted Upon

In considering the recommendation of our board of directors with respect to the approval of the Exchange Program, stockholders should be aware that certain of our executive officers have interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, our executive officers, other than our named executive officers, are eligible to participate in the Exchange Program. Our board of directors recognizes that approval of this proposal may therefore benefit certain of our executive officers.

If you are both a stockholder and an employee holding Eligible Options, please note that voting to approve the Exchange Program does not constitute an election to participate in the Exchange Program.

Required Vote

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Exchange Program.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE EXCHANGE PROGRAM.

AUDIT COMMITTEE REPORT
Management is responsible for our internal control over financial reporting and for the preparation of the consolidated financial statements in accordance with United States generally accepted accounting principles.
Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on our financial statements and our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. Members of the Audit Committee are not our Company's employees, nor does the Audit Committee provide any expert assurance or professional certification regarding our financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and our independent registered public accounting firm.
The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters as required to be discussed under generally accepted auditing standards, including “Communication with Audit Committees” issued by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's independence, and has discussed with the independent registered public accounting firm its independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC. The Audit Committee also recommended to our board of directors, subject to stockholder approval, the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
Members of the Audit Committee
Gregory D. Waller
Daniel Lemaitre
Thomas C. Wilder, III

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
Rule 14a-8 of the Exchange Act specifies the requirements for inclusion of stockholder proposals in our proxy statement for an annual meeting of stockholders. If we hold our 2019 annual meeting of stockholders on or about the same time as this year’s annual meeting, then any stockholder desiring to submit a proposal for action at the 2019 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal place of business no later than December 31, 2018, in order to be considered for inclusion in our proxy statement relating to that meeting. However, if we hold our 2019 annual meeting of stockholders on a date that is more than 30 days earlier or later than this year’s annual meeting, then a stockholder proposal must be received by us at our principal place of business in a reasonable amount of time prior to when we begin to print and mail our proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 of the Exchange Act, rules and regulations of the SEC and other laws and regulations.
If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with Rule 14a-8 of the Exchange Act, the stockholder must follow procedures outlined in our bylaws. Our bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (i) such nominations or proposals are included in our proxy statement or otherwise properly brought before the meeting by or at the direction of our board of directors, or (ii) the stockholder has delivered or mailed written notice to us (containing certain information specified in the bylaws), and our Corporate Secretary has received such written notice, not less than 90 days prior to the date of the meeting. However, if we have given less than 100 days' advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by us not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

OTHER BUSINESS
As of the date of this proxy statement, our board of directors is not aware of any matter other than those set forth in this proxy statement which may be presented for consideration at the annual meeting. Should any other matter or matters requiring a vote of the stockholders come before the annual meeting, or any adjournment or postponement thereof, the persons named in the accompanying proxy will have the discretionary authority to vote with respect to such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

John McDermott
Chief Executive Officer
Irvine, California
April 30, 2018

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ENDOLOGIX, INC.,
a Delaware corporation
ENDOLOGIX, INC., a Delaware corporation (the “Corporation”), organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:
FIRST:    The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”).
SECOND: Upon the effectiveness of this Certificate of Amendment, Article IV, Section (A) of the Certificate of Incorporation is hereby amended and restated to read as follows:
"(A)    Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is one hundred seventy five million (175,000,000). The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.001 per share. The number of shares of Common Stock authorized to be issued is one hundred seventy million (170,000,000), par value $0.001 per share."
THIRD: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation voted in favor of the foregoing amendment at the Corporation’s 2018 Annual Meeting of Stockholders called and held on June 14, 2018 upon notice in accordance with the provisions of Section 222 of the DGCL.
FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned, and the undersigned has executed this Certificate of Amendment and affirms the foregoing as true under penalty of perjury this [_____] day of [_____], 2018.
By:     [_____]
Name:     [_____]
Title:     Chief Executive Officer

A-1

APPENDIX B

ENDOLOGIX, INC.                         AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

This AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN (the “Plan”), originally established and adopted on the 31st day of March, 2015 (the “Effective Date”) by Endologix, Inc., a Delaware corporation (the “Company”) and amended and restated on March 2, 2017, is hereby amended and restated effective [_____], 2018.
ARTICLE 1.
PURPOSES OF THE PLAN
1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.
ARTICLE 2.
DEFINITIONS
For purposes of this Plan, the following terms shall have the meanings indicated:
2.1 Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.
2.2 Affiliated Company. “Affiliated Company” means:
(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and
(b) with respect to Awards other than Incentive Options, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.
2.3 Award. “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.
2.4 Award Agreement. “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.
2.5 Board. “Board” means the Board of Directors of the Company.
2.6 Change in Control. “Change in Control” shall mean:
(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

APPENDIX B

(c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;
(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or
(e) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.
2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.8 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 10.1 hereof.
2.9 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.
2.10 Covered Employee. “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.
2.11 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.
2.12 Dividend Equivalent. “Dividend Equivalent” means a right to receive payments equivalent to the amount of dividends paid by the Company to holders of shares of Common Stock with respect to the number of Dividend Equivalents held by the Participant. The Dividend Equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Administrator may reserve the right to determine the manner of payment at the time the Dividend Equivalent is payable. Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units and shall be subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement.
2.13 DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.
2.15 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.
2.16 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.
2.17 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:
(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.
(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.
(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and

APPENDIX B

binding on all interested parties.
2.18 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
2.19 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.
2.20 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.
2.21 Non-Employee Director. “Non-Employee Director” shall have the meaning given in Section 7.7 below.
2.22 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.7 below, it shall to that extent constitute a Nonqualified Option.
2.23 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.
2.24 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.
2.25 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.
2.26 Optionee. “Optionee” means any Participant who holds an Option.
2.27 Participant. “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Stock, Restricted Stock, Restricted Stock Units, Stock Payment or Dividend Equivalents under the Plan.
2.28 Performance Criteria. “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a)	Sales;

(b)	Gross margin;

(c)	Operating income;

(d)	Pre-tax income;

(e)	Earnings before interest, taxes, depreciation and amortization;

(f)	Earnings per share of Common Stock on a fully-diluted basis;

(g)	Consolidated net income of the Company divided by the average consolidated common stockholders equity;

(h)	Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

(i)	Adjusted operating cash flow return on income;

(j)	Cost containment or reduction;

(k)	The percentage increase in the market price of the Common Stock over a stated period;

(l)	Return on assets;

(m)	New Company product introductions;

(n)	Obtaining regulatory approvals for new or existing products; and

(o)	Individual business objectives.
 2.29 Purchase Price. “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.
2.30 Repurchase Right. “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

APPENDIX B

2.31 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.
2.32 Restricted Stock Award. “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.
2.33 Restricted Stock Award Agreement. “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.
2.34 Restricted Stock Unit. “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.
2.35 Service Provider. “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.
2.36 Stock Appreciation Right. “Stock Appreciation Right” means a contractual right granted to a Participant under Article 8 hereof entitling such Participant to receive a payment representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, payable either in cash or in shares of the Company’s Common Stock, at such time, and subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award agreement.
2.37 Stock Appreciation Rights Holder. “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.
2.38 Stock Payment. “Stock Payment” means a payment in the form of shares of Common Stock.
2.39 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.
ARTICLE 3.
ELIGIBILITY
3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.
3.2 Nonqualified Options, Stock Appreciation Rights, Stock Payments and Restricted Stock Awards. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Payments or Restricted Stock Awards under the Plan.
3.3 Annual Limitation. In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 750,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. Notwithstanding the foregoing, in connection with his or her initial service to the Company, the aggregate number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted to any Participant shall not exceed 750,000 shares of Common Stock during the calendar year which includes such individual’s initial service to the Company. The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliated Company.

APPENDIX B

ARTICLE 4.
PLAN SHARES
4.1 Shares Subject to the Plan.
(a) The number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 10,300,000 shares. The foregoing shall be subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, (b) any shares of Common Stock subject to an Award Agreement are reacquired by the Company or (c) all or any portion of any Restricted Stock Units granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan. The following shares of Common Stock may not again be made available for issuance as awards under the Plan: (x) the gross number of shares of Common Stock subject to outstanding Stock Appreciation Rights settled in exchange for shares of Common Stock, (y) shares of Common Stock used to pay the Exercise Price related to outstanding Options, or (z) shares of Common Stock used to pay withholding taxes related to outstanding Options, Stock Appreciation Rights or Restricted Stock Units. For purposes of this Section 4.1, the number of shares of Common Stock available for grant under the Plan shall be reduced by one share of Common Stock for each share of Common Stock granted pursuant to the exercise to an Option or Stock Appreciation Right, and by one-and-six-tenths (1.6) shares of Common Stock for each share of Common Stock granted pursuant to a Restricted Stock award, Stock Payment award or Restricted Stock Unit award.
(b) The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be 10,300,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.
4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.
4.3 Minimum Vesting. All Awards shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the shares of Common Stock that may be issued pursuant to Awards under the Plan, as may be adjusted pursuant to Section 4.2 hereof, may be issued in respect of Awards that are not subject to this minimum vesting period requirement.
ARTICLE 5.
OPTIONS
5.1 Grant of Stock Options. The Administrator shall have the right to grant, pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria.
5.2 Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.
5.3 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive

APPENDIX B

Option is granted.
However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.
5.4 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.
5.5 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.
5.6 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.
5.7 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.
5.8 Nontransferability of Options. Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.
5.9 Repricing Prohibited. Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, the Administrator shall not amend the terms of outstanding Options to reduce the Exercise Price of outstanding Options, cancel outstanding Options in exchange for cash, other awards or Options with an Exercise Price that is less than the Exercise Price of the original Options, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.
5.10 Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.
5.11 Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease being an employee, officer or director of the Company while owning such

APPENDIX B

unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.
ARTICLE 6.
RESTRICTED STOCK
6.1 Issuance of Restricted Stock. The Administrator shall have the right to issue pursuant to this Plan and at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.
6.2 Restricted Stock Award Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.
6.3 Purchase Price.
(a) Amount. Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.
(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.
6.4 Vesting of Restricted Stock. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.
6.5 Rights as a Stockholder. Upon complying with the provisions of Sections 6.2 and 6.3 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights (subject to Section 10.4), subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.
6.6 Restrictions. Shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

APPENDIX B

ARTICLE 7.
RESTRICTED STOCK UNITS
7.1 Grants of Restricted Stock Units and Dividend Equivalents. The Administrator shall have the right to grant, pursuant to this Plan, Restricted Stock Units and Dividend Equivalents, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.
7.2 Restricted Stock Award Agreements. A Participant shall have no rights with respect to the Restricted Stock Units or Dividend Equivalents covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.
7.3 Purchase Price.
(a) Amount. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.
(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.
7.4 Vesting of Restricted Stock Units and Dividend Equivalents. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and Dividend Equivalents may vest.
7.5 Rights as a Stockholder. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan, including Section 10.4 hereof.
7.6 Restrictions. Restricted Stock Units and Dividend Equivalents may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units and Dividend Equivalents that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.
7.7 Restricted Stock Unit Grants to Non-Employee Directors.
(a) Automatic Grants. Each director of the Company who is not an employee or executive officer of the Company (a “Non-Employee Director”) shall automatically be granted (i) a Restricted Stock Unit convertible into $200,000 of shares of the Common Stock, as valued on the Restricted Stock Unit grant date, upon commencement of service as a director of the Company, and (ii) a Restricted Stock Unit convertible into $100,000 of shares of Common Stock at each annual meeting of the Company’s stockholders (provided such individual has served as a Non-Employee Director for at least six (6) months prior to such

APPENDIX B

meeting). All such Restricted Stock Units shall be subject to the terms and conditions of this Plan.
(b) Vesting of Restricted Stock Units Granted to Non-Employee Directors. Each initial Restricted Stock Unit granted to a newly-elected or appointed Non-Employee Director shall vest, in a series of four (4) successive equal annual installments over the Non-Employee Director’s period of continued service as a director, with the first such installment to vest upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Restricted Stock Unit grant date. Each annual Restricted Stock Unit granted to continuing Non-Employee Directors shall vest, upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Restricted Stock Unit grant date.
ARTICLE 8.
STOCK APPRECIATION RIGHTS
8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Administrator. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a Stock Appreciation Right at any time.
8.2 Vesting of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Administrator, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the date of grant. The base price of a Stock Appreciation Right shall be determined by the Administrator in its sole discretion; provided, however, that the base price per share of any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.
8.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing shall be made either in cash or in shares of Common Stock, as determined by the Administrator in its discretion. If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise or payment, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.
8.4 Nontransferability of Stock Appreciation Rights. Except as otherwise provided in this Section 8.4, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Administrator and in accordance with rules it    establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.
ARTICLE 9.
STOCK PAYMENT AWARDS
9.1 Grant of Stock Payment Awards. A Stock Payment award may be granted to any Participant selected by the

APPENDIX B

Administrator. A Stock Payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. A Stock Payment award granted to a Participant represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Administrator may, in connection with any Stock Payment award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.
9.2 Rights as Stockholder. Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Payment award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
ARTICLE 10.
ADMINISTRATION OF THE PLAN
10.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a Committee. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 16 of the Exchange Act.
10.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each Award, and the consideration to be received by the Company upon the exercise and/or vesting of such Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) notwithstanding the minimum vesting provisions of Section 4.3, to accelerate the vesting of any Award or release or waive any repurchase rights of the Company with respect to Restricted Stock Awards in connection with a Participant's death or Disability or a Change in Control; (h) to extend the expiration date of any Option; (i) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. To the extent permitted by applicable law, the Administrator may from time to time delegate to one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.
10.3 Limitation on Liability. No employee of the Company or member of the Board or Administrator shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Administrator, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.
10.4 No Dividends on Unvested Awards. The Administrator may not provide for the current payment of dividends or Dividend Equivalents with respect to any shares of Common Stock subject to an outstanding award granted under the Plan (or portion thereof) that has not vested. For any such award, the Committee may provide only for the accrual of dividends or Dividend Equivalents that will not be payable to the Participant unless and until, and only to the extent that, such award vests. Notwithstanding the foregoing, Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement. No dividends or Dividend Equivalents shall be paid on Options or Stock Appreciation Rights.

APPENDIX B

ARTICLE 11.
CHANGE IN CONTROL
11.1 Impact of Change in Control on Awards Under Plan. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:
(a) The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.
(b) If the terms of an outstanding Option provide for accelerated vesting in the event of a Change in Control, or to the extent that a Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.
(c) If the terms of an outstanding Stock Appreciation Right provide for accelerated vesting in the event of a Change in Control, or to the extent that a Stock Appreciation Right is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.
(d) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.
(e) The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.
ARTICLE 12.
AMENDMENT AND TERMINATION OF THE PLAN
12.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.
12.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Awards and Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13.
TAX WITHHOLDING
13.1 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law

APPENDIX B

to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.
ARTICLE 14.
MISCELLANEOUS
14.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.
14.2 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code, to the extent applicable as determined by the Administrator. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with a 409A Award, the Administrator shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
14.3 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.
14.4 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.
14.5 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.
14.6 Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.
14.7 Recovery. All Options and Stock Appreciation Rights, or any shares of Common Stock or cash issued or awarded pursuant to the exercise of Options or Stock Appreciation Rights, and all Restricted Stock and Restricted Stock Units will be subject to recoupment in accordance with the Company’s Incentive Compensation Clawback Policy, as amended or modified from time to time. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in a Stock Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of any of the following events with respect to a Participant: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company, any customer or vendor of the Company or any third party with whom the Company is or was engaged in business; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. No recovery of compensation under this Section 14.7 will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
14.8 Stockholder Approval. This Plan, as amended and restated, shall be effective as of the date of approval of the stockholders of the Company.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold

Our board of directors recommends that you vote "FOR" the following:
1. Election of Director	☐	☐
Nominee
01 Guido J. Neels
Our board of directors recommends that you vote "FOR" proposals 2, 3, 4, 5 and 6.			For	Against	Abstain
2. Approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.			☐	☐	☐
3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.			☐	☐	☐

4. Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of our common stock by 35,000,000 shares, or from 135,000,000 shares to 170,000,000 shares.
			☐	☐	☐

5. Approval of amendments to our Endologix, Inc. 2015 Stock Incentive Plan to, among other things, increase the total number of shares of our common stock reserved for issuance under the plan by 500,000 shares, or from 9,800,000 shares to 10,300,000 shares.
			☐	☐	☐
6. Approval of the adoption of a stock option exchange program, as described in the proxy statement.			☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The annual report, notice and proxy statement are available at www.proxyvote.com.

ENDOLOGIX, INC. Annual Meeting of Stockholders June 14, 2018 at 8:00 a.m., Pacific Time This proxy is solicited by the board of directors

The undersigned hereby nominates, constitutes and appoints Vaseem Mahboob and Jeremy Hayden, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock of ENDOLOGIX, INC. which the undersigned is entitled to represent and vote at the 2018 Annual Meeting of Stockholders to be held at 3910 Brickway Blvd., Santa Rosa, California 95403 on June 14, 2018, at 8:00 a.m., Pacific Time, and at any adjournment or postponement thereof, as fully as if the undersigned were present and voting at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED (1) “FOR” THE ELECTION OF THE DIRECTOR NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY, (2) “FOR” APPROVAL, ON A NON- BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, (3) “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018, (4) "FOR" AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, (5) "FOR" THE AMENDMENTS TO OUR ENDOLOGIX, INC. 2015 STOCK INCENTIVE PLAN, AND (6) "FOR" OUR STOCK OPTION EXCHANGE PROGRAM. THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE SHARES OF COMMON STOCK OF THE COMPANY HELD BY THE UNDERSIGNED.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Continued and to be signed on reverse side